UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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HAVERTY FURNITURE COMPANIES, INC.
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780 Johnson Ferry Road, Suite 800
Atlanta, GA  30342

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	10:00 a.m. Eastern Time, Monday, May 12, 2014

Place:	Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland

Items of Business:	1.	Holders of Class A common stock to elect seven directors.
	2.	Holders of common stock to elect three directors.
	3.	Approval of an advisory resolution regarding the compensation of our named executive officers.
	4.	Approval of the 2014 Long-Term Incentive Plan.
	5.	Ratification of the appointment of Ernst & Young LLP as our independent auditor.
	6.	Transact such other business as may properly come before the annual meeting or any adjournments.

Who May Vote:	You may vote if you owned shares of our common stock or Class A common stock at the close of business on March 14, 2014.

Proxy Voting:	Your vote is very important! Please vote in one of these ways:
	1.	Visit the web site listed on your proxy or vote instruction card;
	2.	Use the toll-free telephone number shown on the enclosed proxy or vote instruction card; or
	3.	Mark, sign, date and promptly return the enclosed proxy or vote instruction card in the postage-paid envelope provided.

Date of Availability:
On or about March 28, 2014, we will mail to certain stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2013 annual report and how to vote online.

By Order of the Board of Directors
Jenny Hill Parker
Senior Vice President, Finance,
  Secretary and Treasurer

TABLE OF CONTENTS

General Information about the 2014 Annual Meeting	1
Our Board of Directors	4
Election of Directors	4
Proposal 1: Nominees for Election by Holders of Class A Common Stock	4
Proposal 2: Nominees for Election by Holders of Common Stock	7
Corporate Governance – Board of Directors	8
Director Independence	8
Board Leadership Structure	8
Risk Oversight	8
Attendance	8
Committees of the Board	9
Director Compensation	10
Corporate Governance – Governance Policies	11
Governance Policies	11
Certain Relationships and Related Transactions	12
Compensation Discussion and Analysis	13
Role of the Compensation Committee	13
Compensation Philosophy & Objectives	14
Summary of 2013 NEO Compensation Program	14
How We Determined Executive Compensation for 2013	16
Executive Compensation Components	17
Compensation Committee Report	20
Summary Compensation Table	21
Stock Ownership Guidelines	22
Grants of Plan Based Awards Table	22
Outstanding Equity Awards Value at Fiscal Year-End Table	23
Option Exercises and Stock Vested Table	24
Non-Qualified Deferred Compensation Plans	24
Pension Benefits and Retirement Plans Table	25
Change in Control Benefits	25
Proposal 3: Approval of an Advisory Resolution to Approve Named Executive Officer Compensation	27
Proposal 4: Approval of the 2014 Long-Term Incentive Plan	28
Equity Compensation Plan Information	36
Audit Matters	37
Audit Committee Report	38
Proposal 5: Ratification of the Appointment of Independent Registered Public Accounting Firm	40
Other Information	41
Ownership of Company Stock by Directors and Management	41
Section 16(a) Beneficial Ownership Reporting Compliance	42
Principal Stockholders	43
Available Information	44
Other Business	44
Appendix A - 2014 Long-Term Incentive Plan
Appendix B - Audit Committee Charter

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING

Where and when is the Annual Meeting?

The meeting will be held on May 12, 2014 at the Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland, beginning promptly at 10:00 a.m. Eastern Time.

Who may vote?

You may vote if you were a holder of record of Haverty Furniture Companies, Inc. as of the close of business on March 14, 2014.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with SEC rules, we are providing access to our proxy materials over the Internet.  As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials.  The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy.  In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email.  A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why should I vote?

Your vote is very important regardless of the amount of stock you hold.  The Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

How do I vote?

You may vote using any of the following methods:  via the Internet, by telephone, through the mail or at the meeting.   You can vote using the Internet or telephone by following the instructions included on your Notice or proxy card.  You can vote through the mail by signing, dating and returning your proxy card in the postage-paid envelope provided.  You may attend and vote at the annual meeting.

If I vote using the Internet, telephone or mail, may I still attend the annual meeting?

Yes. The board recommends that you vote using one of the methods discussed above, as it is not practical for most stockholders to attend and vote at the annual meeting.  Using another method to vote will not limit your right to vote at or attend the annual meeting. However, if your shares are held in street name you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the annual meeting.  We have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meetings. Accordingly, this is a very brief meeting conducted by our corporate secretary and not attended by our directors.

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING (continued)

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting. You may do this by: (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again by telephone or over the Internet prior to 11:59 p.m. (EDT) on May 11, 2014, or (3) voting again at the meeting.

How do I vote shares that are held by my broker?

If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you.  Most brokers offer voting my mail, by telephone and the Internet.

How will a quorum be determined?

A majority of the outstanding shares of the combined classes of common stock present or represented by proxy constitutes a quorum for the annual meeting.  As of the record date, we had 20,137,901 shares of common stock and 2,377,324 shares of Class A common stock.

What am I voting on, what is the vote required for each proposal to pass and what is the effect of abstentions and uninstructed shares on the proposal?

The owners of Class A common stock and common stock vote as separate classes in the election of directors.  Holders of Class A common stock will elect seven directors and holders of common stock will elect three directors.  Also on the agenda is an advisory resolution to approve executive compensation, approval of a 2014 Long-Term Incentive Plan and the ratification of the appointment of our independent auditors. On these matters the owners of common stock are entitled to one vote for each share held and the owners of Class A common stock are entitled to ten votes per share held.

Proposals	Board Voting Recommendation	Votes Required For Approval	Abstentions	Uninstructed shares
Election of Directors – Class A Common Stock Holders	FOR	Plurality – the most affirmative votes	No effect	No effect
Election of Directors – Common Stock Holders	FOR	Plurality – the most affirmative votes	No effect	No effect
Advisory resolution to approve named executive officer compensation	FOR	Combined majority of votes cast in person or by proxy	Counts as a vote against	No effect
Approval of a 2014 Long-Term Incentive Plan	FOR	Combined majority of votes cast in person or by proxy	Counts as a vote against	No effect
Ratification of the appointment of Ernst & Young LLP as our independent auditor	FOR	Combined majority of votes cast in person or by proxy	Counts as a vote against	Discretionary voting by broker permitted

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING (continued)

What is the effect of an “advisory vote”?

Because your vote with respect to approval of our named executive officers’ (“NEOs”) compensation is advisory, it will not be binding upon Havertys.  However, the Employee Benefits and Executive Compensation Committee (“Compensation Committee”) will take the outcome of the vote into account when considering future compensation arrangements for our executive officers.

Could other matters be decided at the Annual Meeting?

We are not aware of any matters that will be considered at the Annual Meeting other than those set forth in this proxy statement.  However, if any other matters arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment and only with respect to shares you own as a stockholder of record.

Who tabulates the votes?

Broadridge Financial Solutions, Inc., an independent third party, will count the votes.

Where can I find the voting results of the annual meeting?

We will announce voting results at the annual meeting and we will publish the final results in a Form 8-K to be filed with the SEC on or before May 16, 2014. You may access or obtain a copy of this and other reports free of charge on our website at www.havertys.com, or by contacting our corporate secretary.

How do I submit a stockholder proposal for the 2015 annual meeting?

If a stockholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by November 29, 2014.  Proposals should be addressed to: Corporate Secretary, Havertys, 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342.

What if I want to receive a paper copy of the annual report and proxy statement?

If you wish to receive a paper copy of the 2013 annual report and 2014 proxy statement, or future annual reports and proxy statements, please call 1-800-241-4599 or write to: Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342.   We will deliver the requested documents to you promptly upon your request.

OUR BOARD OF DIRECTORS

The board of directors currently consists of ten members.  At this annual meeting, seven will be elected by the holders of Class A common stock and three directors will be elected by the holders of common stock to hold office until the next annual meeting.

The nominees for election at the 2014 annual meeting were recommended and approved for nomination by the Nominating and Corporate Governance Committee (the “Governance Committee”) of the board. The election of our directors requires a plurality of votes cast at the meeting by the holders of the respective classes of common stock. We expect that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, it is intended that the proxies will vote for the election of another nominee to be designated by the Governance Committee and the board.

The board believes that it is necessary for each of our directors to possess many qualities and skills.  When searching for new candidates, the Governance Committee considers the evolving needs of the board and searches for candidates that fill any current or anticipated future need.  The board also believes that all directors must possess a considerable amount of business management experience and education.  The Governance Committee first considers a candidate’s management experience and then considers issues of judgment, background, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value when considering director candidates.  The Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in perspectives and skills.  The Governance Committee does not have a formal policy with respect to diversity however the board and the Governance Committee believe that it is essential that the board members represent diverse viewpoints.  In considering candidates for the board, the Governance Committee considers the entirety of each candidate’s credentials in the context of these standards.  With respect to the nomination of continuing directors for re-election, the individual’s contributions to the board are also considered.

All of our directors bring to our board a wealth of executive leadership experience. Certain individual qualifications and skills that we believe contribute to the board’s effectiveness as a whole are included in each director’s biography.

PROPOSAL 1: NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK

John T. Glover Age 67

Principal Occupation:  Retired, former President of Post Properties, Inc. from 1994 to 2000; Vice Chairman of Post Properties, Inc., a real estate investment trust that develops and operates upscale multifamily apartment communities, from March 2000 to February 2003.

Directorships: Member of the Board of Trustees of Emory University, a Director of Emory Healthcare, Inc. and Trustee Emeritus of The Lovett School.

Areas of Relevant Experience: Real estate development and operations, financial reporting, accounting and controls and executive experience with a public company.

Board Committees:           Audit Committee - Chair

Independent Director since 1996

PROPOSAL 1: NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK

Rawson Haverty, Jr. Age 57

Principal Occupation: Senior Vice President, Real Estate and Development of Havertys since 1998.  Over 29 years with Havertys in various positions.

Directorships: Member of the Board of Directors of StarPound Technologies and the Center for Ethics at Emory University and a member of the Board of Trustees of the World Children’s Center.

Areas of Relevant Experience: Experience in corporate real estate, development, site selection, store planning, market research, retail analysis and modeling, strategic planning, asset management and risk management.

Management Director since 1992

L. Phillip Humann Age 68

Principal Occupation:  Retired, former Chairman of the Board of SunTrust Bank, Inc. (“SunTrust”) from 1998 to 2008.  Chief Executive Officer of SunTrust from 1998 to 2007 and President from 1998 to 2004.

Directorships: Coca-Cola Enterprises Inc. and Equifax, Inc.

Areas of Relevant Experience: Corporate finance and banking, risk assessment and executive experience with a public company.

Board Committees:             Compensation Committee
Executive Committee – Chair

Independent Director  since 1992

Chairman of the Board from 2010 to August 2012

Lead Director since August 2012

Mylle H. Mangum Age 65

Principal Occupation:  Chief Executive Officer of IBT Enterprises, LLC, a provider of design, construction and consultant services for the retail banking and specialty retail industries since 2003; Chief Executive Officer of MMS Incentives, Inc., a private equity company concentrating on high-tech marketing solutions from 1999 to 2002.

Directorships: Barnes Group, Inc., Express, Inc. and PRGX Global, Inc. Formerly a director of Collective Brands, Inc., Emageon Inc., Matria Healthcare and Respironics, Inc.

Areas of Relevant Experience: Developing retail environments for specialty retail and mixed-use concepts, retail distribution, market research, performance training and design, strategic and corporate planning.

Board Committees:     Compensation Committee - Chair
                                        Executive Committee

Independent Director since 1999

PROPOSAL 1: NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK

Frank S. McGaughey, III Age 65

Principal Occupation:  Partner in the law firm Bryan Cave LLP since 1980.

Directorships:  Member of the Board of Trustees of the Woodruff Arts Center and the Sara Giles Moore Foundation.

Areas of Relevant Experience:  Legal, governance issues, business management and executive experience.

Board Committees:             Executive Committee
Governance Committee - Chair

Independent Director since 1995

Clarence H. Smith Age 63

Principal Occupation:  President and Chief Executive Officer of Havertys since 2003.  Over 40 years with Havertys in various positions.

Directorships:  Oxford Industries, Inc. and member of the Board of Trustees of Marist School.

Areas of Relevant Experience: Retail store operations and distribution, sales and marketing, brand management and unique insights into Havertys’ challenges, opportunities and operations.

Board Committees:                         Executive Committee

Management Director since 1989

Chairman of the Board since August 2012

Al Trujillo Age 54

Principal Occupation: President and Chief Operating Officer of the Georgia Tech Foundation since July 2013. Investment Funds Advisor since 2007.  Former President and Chief Executive Officer of Recall Corporation, a global information management company until May 2007.  Various positions with Brambles Industries, Ltd, parent company of Recall Corporation from 1996 until 2007.

Directorships: SCANA Corporation and a member of the Board of Trustees of Marist School.

Areas of Relevant Experience: Global information management, accounting and finance, business management and executive experience with a global company.

Board Committees:              Audit Committee
Compensation Committee

Independent Director since 2003

Clarence H. Smith and Rawson Haverty, Jr. are first cousins and officers of Havertys.

PROPOSAL 2: NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK

Terence F. McGuirk Age 62

Principal Occupation:  Chairman and Chief Executive Officer of the Atlanta Braves baseball organization since 2001.  Vice Chairman of Turner Broadcasting System, Inc., a subsidiary of Time Warner Inc. from 2001 until 2007.

Directorships: Board of Trustees of The Westminster Schools. Formerly a director of The Sea Island Company.

Areas of Relevant Experience: Executive experience with a public company, telecommunications and information services, business management and corporate finance.

Board Committees:              Compensation Committee

Independent Director since 2002

Vicki R. Palmer Age 60

Principal Occupation:  Retired, former Executive Vice President, Financial Services and Administration for Coca-Cola Enterprises Inc. from 2004 until 2009.  Senior Vice President, Treasurer and Special Assistant to the CEO of Coca-Cola Enterprises Inc. from 1999 to 2004.

Directorships:  First Horizon National Corporation and a member of the Board of Governors of the Woodruff Arts Center.

Areas of Relevant Experience:  Executive experience with a public company, corporate finance and administration, financial reporting, internal audit, risk assessment and business management.

Board Committees:             Audit Committee
Governance Committee

Independent Director since 2001

Fred L. Schuermann Age 68

Principal Occupation:  Retired, former President and Chief Executive Officer of LADD Furniture Inc. (“LADD”) from 1996 until 2001.  Chairman of LADD from 1998 until 2000.

Areas of Relevant Experience: Furniture industry and corporate finance and financial reporting, risk assessment, business management and executive experience with a public company.

Board Committees:             Audit Committee
Governance Committee

Independent Director since 2001

CORPORATE GOVERNANCE – BOARD OF DIRECTORS

The following sections provide an overview of our corporate governance structure and processes as it relates specifically to our board of directors.

Director Independence

Our Governance Guidelines state that a majority of the directors must be non-management directors who meet the “independence” requirements of the New York Stock Exchange (the “NYSE”). The Governance Committee conducts an annual review of the independence of the members of the board and its committees and reports its findings to the full board.  During this review, the Governance Committee considers the independence issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director is free of any relationship with us or our management that may impair the director’s ability to make independent judgments. Particular attention is paid to whether a director is independent from management and to any financial relationships that may exist with a director or a related interest. As a result of this review, the board affirmatively determined that Mmes. Mangum and Palmer and Messrs. Glover, Humann, McGuirk, McGaughey, Schuermann and Trujillo are independent of Havertys and our management under the standards set forth in the NYSE corporate governance requirements.

Board Leadership Structure

Our company is led by Clarence H. Smith, who has served as chief executive officer since 2003 and chairman of the board of directors since August 2012.  Our current board is composed of eight independent directors and two management directors. Our corporate governance guidelines provide that our non-management directors meet in executive session at each board meeting and that our independent lead director will preside at these sessions.  L. Phillip Humann currently serves as lead director.

We believe that having a combined chairman/CEO, independent chairs for each of our board committees and an independent lead director helps provide strong, unified leadership for our management team and board of directors and is currently the right form of leadership for our company.  We have a single leader for our company who is seen by employees, business partners, and stockholders as providing leadership for Havertys and we have experienced independent directors providing oversight of company operations.  Although the board believes that separate positions are not appropriate in the current circumstances, our Governance Guidelines do not establish this approach as policy.   The board believes that it should have the flexibility to make these determinations at any given point based on what it considers is the appropriate leadership structure for Havertys at the time.

Risk Oversight

In its oversight role, the board annually reviews our strategic plan, which addresses, among other things, the risks and opportunities we face. While the board has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, and in accordance with NYSE requirements and our committee charters, the Audit Committee is responsible for overseeing risk management with a focus on financial risk, including internal controls, and reviews annual risk assessments with our internal auditors and other members of management.  The Compensation Committee assists the board in fulfilling its oversight responsibility with respect to our executive compensation programs, benefit matters and succession planning for senior management.  Finally, the Governance Committee is responsible for establishing, implementing and monitoring policies and processes regarding principles of corporate governance and ensures we are in compliance with all applicable regulations and requirements.

Attendance

During 2013, the board met four times and the committees met as indicated below. Board members attended 100% of all of the board meetings and meetings of the committees on which they served during 2013.

We do not have a policy regarding director attendance at the annual meeting. We have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meetings.  No directors attended the 2013 annual meeting.

Committees of the Board

Our board has four standing committees: the Audit Committee, Compensation Committee, Governance Committee and Executive Committee.

Name	Audit	Compensation	Governance	Executive
John Glover	X*
Phillip Humann		X		X*
Mylle Mangum		X*		X
Frank McGaughey			X*	X
Terence McGuirk		X
Vicki Palmer	X		X
Fred Schuermann	X		X
Clarence Smith				X
Al Trujillo	X	X
X= current committee member *= chair

Audit Committee. The Audit Committee’s primary function is to represent and assist the board in fulfilling its oversight responsibility relating to the quality and integrity of our annual and interim external consolidated financial statements and financial reporting process, the adequacy and effectiveness of internal controls, the internal audit function, the annual independent audit of our financial statements, risk assessment and risk management, and other matters the board deems appropriate. Each Audit Committee member has been designated by the board as “an audit committee financial expert” as defined by the SEC.  Each Audit Committee member meets the independence requirements of the NYSE, the SEC and our Governance Guidelines.  The Audit Committee met four times during 2013. The Audit Committee’s report is on page 38.

Compensation Committee. The Compensation Committee is responsible for translating our compensation objectives into a compensation strategy that reinforces alignment of the interests of our executives with that of our stockholders.  The Compensation Committee has overall responsibility for succession planning and for evaluating the performance and approving the compensation and benefits of the chief executive officer and other executive officers. The Compensation Committee also has the responsibility for recommending, reviewing and administering our equity based incentive compensation plans and other benefit plans. Each Compensation Committee member meets the independence requirements of the NYSE, the SEC and our Governance Guidelines.  The Compensation Committee met four times and took action by unanimous consent once during 2013. The Compensation Discussion and Analysis begins on page 13 and the Compensation Committee Report is on page 20.

Governance Committee. The Governance Committee has the primary responsibility for considering and making recommendations concerning the composition and structure of the board, establishing policies relating to the recruitment of board members, director compensation and reviewing and recommending corporate governance policies and issues. Each Governance Committee member meets the independence requirements of the NYSE, the SEC and our Governance Guidelines. The Governance Committee met twice and took action by unanimous consent once during 2013.

Executive Committee. The Executive Committee is not an independent committee; however, the majority of the members of the Executive Committee are independent directors.  In accordance with our bylaws, the Executive Committee acts with the power and authority of the board in the management of our business and affairs while the board is not in session.  The Executive Committee has generally held meetings to approve specific terms of financings or other transactions after these items have previously been presented to the board. The Executive Committee held no formal meetings and took no actions during 2013.

Director Compensation

Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on the board and further align their interest with that of our stockholders.  In setting director compensation, the Governance Committee, which is responsible for determining the type and amount of compensation for non-employee directors, considers among other things, the significant amount of time that directors spend fulfilling their duties to Havertys and our stockholders.

Retainer and Meeting Fees. Non-employee directors receive an annual retainer of $66,000 of which $44,000 is required to be paid in shares of our common stock. We do not pay meeting fees for attendance at board and committee meetings but attendance expenses are reimbursed. Annual retainers of $10,000 are paid to the chair of the Audit Committee and Compensation Committee, and $7,500 paid to the chair of the Governance Committee.  No changes were made in 2013 to the director compensation structure or annual retainers paid to committee chairs.  Beginning in 2014, the Lead Director will receive an annual retainer of $10,000.

Directors’ Deferred Compensation Plan. Non-employee directors may elect to defer receipt of the cash or common stock payment of their retainer, and may elect to defer 100% of their annual retainer fee in shares of common stock under the Directors’ Deferred Compensation Plan (“Deferred Plan”).  Under the Deferred Plan, deferred fees, plus any accrued interest (at a rate determined annually in accordance with the Deferred Plan which is not above market), shall be distributed in the future to a director in one lump sum or in no more than ten equal annual installments, or in accordance with the terms of the Deferred Plan. Three directors participated in the Deferred Plan in 2013 and three will participate in 2014.

Other Compensation. Directors receive the same discounts as employees on our products.  We do not provide any pension or other benefits to our non-employee directors.

Director Compensation Table. The following table sets forth information concerning compensation earned during 2013 by each director.

Name	Fees Earned or Paid in Cash ($)	Fees Earned or Paid in Stock ($)(1)	Total ($)
John T. Glover	$32,000	$44,000	$76,000
Rawson Haverty, Jr. (2)	—	—	—
L. Phillip Humann	—	66,000	66,000
Mylle H. Mangum	32,000	44,000	76,000
Frank S. McGaughey, III	29,500	44,000	73,500
Terence F. McGuirk	22,000	44,000	66,000
Vicki R. Palmer	22,000	44,000	66,000
Fred L. Schuermann	22,000	44,000	66,000
Clarence H. Smith (2)	—	—	—
Al Trujillo	—	66,000	66,000

(1)	Messrs. Humann and Trujillo elected to receive their annual board retainer fees in all stock.
(2)
Messrs. Haverty and Smith, as management directors do not receive any additional compensation for serving on the board.  See Summary Compensation Table regarding Mr. Smith since he is a Named Executive Officer (“NEO”).  Mr. Haverty is an executive officer, other than a NEO.

(3)	No stock awards were granted to directors in 2013.

Corporate Governance – Governance Policies

Our board recognizes that excellence in corporate governance is essential in carrying out its responsibilities to our stockholders, employees, customers, suppliers and communities and we expect all directors, officers and employees to conduct business in compliance with our Code of Conduct (the “Code”). The board has adopted a number of policies to support our values and good corporate governance and practices, including Corporate Governance Guidelines (the “Governance Guidelines”), board committee charters, and a Related Party Transaction Policy. All of our corporate governance policies are reviewed for compliance on an annual basis.  These governance policies include:

Director Nominations.  The Governance Committee has the responsibility of reviewing qualifications of the candidates for board membership in accordance with procedures established by our Governance Guidelines, applicable law and regulations. Nominees may be suggested by directors, members of management, stockholders, or, in some cases, by a third-party search firm. The Governance Committee will consider recommendations for directors submitted by stockholders. Stockholders should submit their recommendations in writing to the Governance Committee (See, “Communications with Directors”). The proponent should submit evidence that he or she is a stockholder of Havertys, together with a statement of the proposed nominee’s qualifications to be a director. There is no difference in the manner in which the Governance Committee evaluates proposed nominees based upon whether the proposed nominee is recommended by a stockholder.

The Governance Committee seeks to maintain a board that is strong in its collective knowledge and has a diversity of skills and experience to oversee our business.  In its assessment of each potential nominee the Governance Committee will review and consider, among other things, the nominee’s relevant career and business operations experience, judgment, industry knowledge, independence, character, gender, race, ethnicity, age, demonstrated leadership skills, including financial literacy and experience in the context of the needs of the board at the time, given the then current mix of director attributes. The Governance Committee will also take into account the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities.

Corporate Governance Guidelines. The board adopted these guidelines to address certain governance matters including the role of the board, qualifications and responsibilities of directors, director compensation, management succession and director education.

Director Stock Ownership Guidelines. The board has implemented stock ownership guidelines for non-employee directors.  Each director is required to own or hold in the Deferred Plan at least 20,000 shares of our stock.  Currently, all non-employee directors exceed the stock ownership requirements.

Lead Director.  Under our Corporate Guidelines, in the absence of an independent chairman, the independent directors select one independent director as the board's lead director. The lead director chairs the executive sessions and facilitates communications between the chief executive officer and other directors.  L. Phillip Humann currently serves as lead director.

Executive Sessions of Independent Directors. The board has a policy of scheduling an executive session of the independent directors as part of every regularly scheduled board meeting. These sessions are currently presided by the lead director.

Code of Conduct. All of our directors and employees, including our chief executive officer and executive officers, are required to comply with our Code to help ensure that our business is conducted in accordance with the highest standards of ethical behavior.

Board and Committee Evaluation. The board and each of its committees participates annually in self-evaluation and assessment processes in order to improve efficiency and effectiveness.  The assessments are supervised by the Governance Committee and discussed by each committee and the board.

Mandatory Retirement and Resignation from Board. Our independent directors are subject to a mandatory retirement age and cannot stand for re-election in the calendar year following their 72nd birthday. The board may ask a director to continue service beyond age 72 under certain circumstances upon review by the Governance Committee.  A director is also required to submit his or her resignation from the board to the Governance Committee in the event that a director retires from or otherwise leaves his or her principal occupation or employment.  The Governance Committee can choose to accept or reject the resignation.

Communications with Directors. Stockholders and other interested parties may communicate with any director, committee or the board by writing to the following address:  Board of Directors, c/o Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia  30342. Please specify to whom your correspondence should be directed. The corporate secretary has been instructed by the board to review and promptly forward all correspondence (except advertising material and ordinary business matters) to the relevant director, committee or the full board, as indicated in the correspondence.

Hedging and Pledging Policies.  We prohibit our directors, officers and employees from hedging their ownership of Havertys stock, including purchasing or selling derivative securities relating to Havertys stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of Havertys securities.  In addition, our directors and executive officers are prohibited from entering into future pledges of Havertys securities as collateral for a loan and holding Havertys securities in margin accounts.  Individuals with any existing pledges are required to be in compliance by the end of 2016.

Where to find Corporate Governance Information

 All of our corporate governance policies, including our board committee charters, Code, Governance Guidelines, Director Communication Policy and other governance documents are available on our website at www.havertys.com.

Certain Relationships and Related Transactions

Our board has adopted a written policy for the review, approval or ratification of certain related party transactions. The term “related party transaction” is defined as any transaction, arrangement or relationship or any series of similar transactions arrangements or relationships in which (1) the aggregate amount involved will exceed $120,000 in any calendar year, (2) we are a participant, and (3) any related party of Havertys (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owners of our stock, or their immediate family members) has or will have a direct or indirect interest.

The board has determined that the Governance Committee is best suited to review and approve related party transactions.  The Governance Committee when reviewing the material facts of related party transactions must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  Certain categories of transactions have standing pre-approval under the policy including: (1) certain transactions with another company in which the related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s stock; (2) certain transactions where the Related Person’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis (e.g. dividends, stock repurchases, rights of offerings); (3) certain banking related services in which the terms of such transactions are generally the same or similar to accounts offered to others in the ordinary course of business; and (4) transactions made on the same or similar terms available to all of our employees.

During 2013, we paid compensation of more than $120,000 to Eugene B. Edleman, our assistant general manager in Atlanta, Georgia.  Mr. Edleman is the stepson of Frank S. McGaughey, III, a director.  The board is not involved in the compensation discussions for general managers and Mr. Edleman’s compensation is determined in the same manner as our other employees with similar responsibilities.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
The purpose of this Compensation Discussion and Analysis (CD&A) is to provide stockholders with a description of our executive compensation philosophy, the material elements of the program and the policies and objectives which support the program.  This CD&A provides information on the program for all Havertys’ executive officers but focuses on the compensation of our named executive officers for 2013.  The individuals who were subject to the SEC Section 16 reporting requirements during 2013 are referred to as the “executive officers.”  The executive officers, who served as our chief executive officer and chief financial officer during 2013, as well as the other individuals included in the Summary Compensation Table on page 20, are referred to as the “named executive officers” or “NEOs.”

The CD&A is divided into the following sections:
  Role of the Compensation Committee
  Summary of 2013 NEO Compensation Program
  Compensation Philosophy and Objectives
  How We Determined Executive Compensation for Fiscal 2013
  Executive Compensation Components

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enabled stockholders to vote to approve, on an advisory basis, the compensation of company executives on a schedule to be approved by the stockholders themselves.  At the 2011 Annual Meeting, the stockholder advisory vote on executive compensation (a “say-on-pay” vote) was 99% in favor of our program and 74% approved holding the say-on-pay vote every three years.  Based on the selection of the three year cycle, Proposal 3 in this proxy statement asks stockholders for their advisory say-on-pay vote.   As described in this CD&A, our executive compensation program is designed to ensure that compensation is closely tied to aspects of Havertys’ performance that our executive officers can impact and that is likely to have an impact on stockholder value. We are recommending that stockholders cast their vote in favor of approving Havertys’ compensation for its named executive officers.

Role of the Compensation Committee
The Compensation Committee is composed of independent directors and is responsible for the approval and oversight of compensation programs for executive officers, equity plan awards and benefit programs for all of our employees.

The Compensation Committee took the following steps to ensure that it effectively carried out its responsibilities:
  Conducted an annual review of our compensation philosophy to ensure that it remains appropriate given strategic objectives;
  Reviewed results from an annual review of compensation data related to our peers;
  Reviewed all compensation components for our chief executive officer, chief financial officer, and other NEOs, incorporating a tally sheet and pay-for-performance sensitivity analysis for each executive as part of that review;
  Performed an annual evaluation of the execution of our pay-for-performance philosophy, to ensure that the actual award decisions resulted in alignment of relative pay and relative performance compared to the compensation peer group;
  Scheduled an executive session, without members of management, for the purpose of discussing decisions related to the chief executive officer’s performance, goal-setting, compensation level and other items deemed important by the Compensation Committee; and
  Reviewed succession planning with the CEO and in executive session of the board.

In July 2013, the Committee retained Meridian Compensation Partners, LLC (“Meridian”).  Meridian served as a resource for market data on pay practices and trends and provided independent advice to the Committee for setting executive compensation for 2014.  Meridian reports directly to the Chair of the Committee and provides no additional services to Havertys.

The Committee considered the independence of Meridian and the existence of potential conflicts of interest in accordance with the SEC rules and NYSE listing standards that become effective on July 1, 2013. In evaluating Meridian's independence and potential conflicts of interest involving Meridian, the Committee requested and received a letter from Meridian addressing the consulting firm's independence and the existence of any potential conflicts of interest, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm's total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Committee discussed these considerations and concluded that the engagement of Meridian did not raise any conflict of interest.

Compensation Philosophy and Objectives

Our executives are accountable for the performance of the business and are compensated based on that performance.  Our executive compensation programs are designed to attract and retain talent and motivate them to achieve outstanding operational and financial results.  This performance, in turn, builds value for our stockholders.  Our programs aim to ensure that:

  compensation is linked to annual and long-term Company goals that are structured to align the interests of executive officers with those of our stockholders;
  a significant portion of total compensation is stock-based, thereby further aligning the interests of executive officers with those of our stockholders; and
  compensation is positioned comparably to our retail and furniture industry competitors so we can attract, retain and motivate the superior management talent essential to our long-term success.

We also review our programs from a compensation risk-related perspective.  The Committee assessed the Company’s compensation practices and policies and concluded that they do not motivate imprudent risk taking.

Summary of 2013 NEO Compensation Program

The following table summarizes the compensation elements provided for our NEOs in 2013, as well as the rationale for the key actions and decisions made by the Compensation Committee with respect to each element.  NEOs’ compensation consisted primarily of the following components in addition to limited perquisites and the retirement, health and welfare plans and programs in which all of our full-time employees participate.  More information is provided about each compensation element later in this CD&A.

Compensation Element	Key Features	Purpose	2013 Actions
Base Salary

➢ Fixed annual cash amount.
➢ Base pay increases considered on a calendar year basis to align within the median range of our peer group (as described on page 16 of this CD&A).  Actual positioning varies to reflect each executive’s skills, experience, time in job and contribution to our success.
		➢ Provide a fixed amount of cash compensation to attract and retain talented executives. ➢ Differentiate scope and complexity of executives’ positions as well as individual performance over time.	➢ Base salaries increased for our named executive officers in 2013 compared to 2012 but remained below the median range for most NEOs.

Compensation Element	Key Features	Purpose	2013 Actions
Management Incentive Plan (“MIP”) Cash Award

➢ Individual MIP opportunities are expressed as a percent of base salary and can vary for executives based on their positions.  Target MIP award opportunities are generally established so that total annual cash compensation (base salary plus target MIP) approximates the median of our peer group.
➢ Performance-based variable pay is tied to successfully meeting individual goals (20% of total target) and on the Company achieving certain pre-tax earnings levels during the year (80% of total target).
➢ The pre-tax earnings goals for 2013 were (in millions):
• $5.7 for Q-1
• $3.3 for Q-2
• $7.5 for Q-3
• $11.0 for Q-4
• $27.5 for 2013
The range of potential payout for actual results relative to these goals is zero to 130 percent of target.
   ➢ MIP amount is determined based on the results achieved as determined by the Committee after evaluating Company and individual performance against pre-established goals.

➢ Motivate and reward achieving or exceeding Company and individual performance objectives, reinforcing pay-for-performance.
➢ Align performance measures for NEOs on key business objectives to lead the organization to achieve short-term financial and operational goals.
➢ Ensure alignment of short-term and long-term strategies of the Company.

➢ In 2013, the target MIP award opportunities for some  NEOs increased to more closely align target total annual compensation with market median.
➢ Actual performance in 2013 across the various performance measures resulted in total MIP awards of 122% to 124% of target for the NEOs.

Long-Term Incentive Compensation Award value delivered through grants of Stock-Settled Appreciation Rights (“SSARs”) and Restricted Stock Units
➢ Awards granted annually based on competitive market grant levels.
➢ Awards to NEOs are in the form of SSARs and restricted stock units (allocated 40/60 between award types based on the total award value).
➢ Time-based vesting:  The SSARs vest in four equal increments over a four-year period and expire seven years from grant date and the restricted stock units vest in four equal increments over a four-year period.  Both grants are forfeitable upon termination of employment, except in the cases of death, disability or normal retirement.

➢ Stock-based compensation links executive compensation directly to stockholder interests.
➢ Multi-year vesting creates a retention mechanism and provides incentives for long-term creation of stockholder value.
➢ SSARs provide a direct connection of potential stock value with executives’ goals.
➢ 2013 awards to NEOs were comparable to 2012 grants as a percentage of total target compensation. ➢ SSARs awards were used in place of Performance Accelerated Restricted Units.

How We Determined Executive Compensation for 2013

Compensation Analysis. In determining appropriate compensation opportunities for our named executive officers, the Committee reviews competitive market data provided by the Company’s Senior Vice President, Chief People Officer (“HR Management”) on compensation practices among a peer group of home furnishings companies with retail operations and other specialty retailers.  On behalf of the Committee, HR Management conducts an annual review, which includes an annual competitive review of the compensation practices of our peer companies, including named executive officer pay levels and compensation mix.
The Committee considers information from the peer group regarding executive compensation levels and practices, and our relative performance against peer companies.  Peer group companies are selected based on their similarity to us with respect to several factors, including sales, store and employee count, market capitalization, geographic location and business models.  The companies comprising the peer group used in competitive comparisons of executive compensation levels to help the Committee determine compensation opportunities for 2013 include:

American Woodmark Corporation	Furniture Brands International, Inc.	Mattress Firm Holding Corp.
Bassett Furniture Industries, Inc.	Hibbett Sports, Inc.	Pier 1 Imports, Inc.
Conn’s, Inc.	Hooker Furniture Corporation	Sealy Corporation
Ethan Allen Interiors Inc	Kirkland’s, Inc.	Select Comfort Corporation
Flexsteel Industries, Inc.	La-Z-Boy Inc.

The Committee also utilized data gathered by HR Management from many different sources and industry sectors. Some of the information came from the Equilar data base of reported peer companies, The Wall Street Journal/Hay Group CEO Study, AON Hewitt Executive Compensation Trends in 2012, the 2012 Meridian Compensation Partners Executive Compensation Study, and C-Suite Insight by Equilar.  This compensation data and the peer group data provided a frame of reference for the Committee to consider as it made its decisions about base salary, annual incentives and long-term incentives for our named executive officers as well as other executive officers.

Role of CEO.    The compensation of every Havertys employee, including each named executive officer, is influenced in large part by the responsibilities of the position and the need to ensure that employees having similar job responsibilities are paid equitably, with consideration for individual performance. During 2013, Mr. Smith provided recommendations to the Compensation Committee with respect to the base salary amounts, performance targets for the annual and long-term incentive programs, and any equity awards for each executive officer. These recommendations were based on the data reviewed by the Committee and Mr. Smith’s assessment of the executive’s relative experience, overall performance, and impact on the accomplishment of Havertys' financial goals and strategic objectives during the prior year. While the Compensation Committee took Mr. Smith’s recommendations under advisement, it independently evaluated the pay recommendations for each executive and made all final compensation decisions in accordance with its formal responsibilities as defined in its Charter.

Competitive Positioning of Executive Compensation Levels. For 2013, the Committee established base salary, annual incentive opportunities and long-term incentive equity grants for our named executive officers primarily with reference to the peer group data.  The additional compensation data was used as a secondary reference point.  Generally, the target annual cash compensation (base salary plus target annual incentive compensation) for our named executive officers on average is approximately at the 50th percentile of market median of the peer group.  All of the executive officers have the potential to earn significantly higher annual cash compensation when our performance significantly exceeds performance goals or significantly lower annual cash compensation if our performance falls short of performance goals.  Long-term incentive levels for our named executive officers were increased to move towards the desired 50th percentile of the market median of the peer group but are still somewhat below that level. The ultimate realized values of long-term incentive awards are heavily influenced by Company performance.

EXECUTIVE COMPENSATION COMPONENTS

The principal components of compensation for our executive officers are:

  base salary, which is intended to compensate executives for their primary responsibilities and individual contributions;
  performance-based cash incentives, which are intended to link annual incentive compensation with annual performance achievements and operating results;
  long-term equity incentives, which are intended to link long-term incentive compensation with the Company’s long-term value creation; and
  retirement savings and other compensation.

Although there is no pre-established policy or target for the allocation between specific compensation components, a significant portion of an executive officer’s annual total target compensation is determined by Company performance as compared to performance goals established for our annual cash incentive plan and the ultimate value of long-term incentive plans. We believe this approach reflects our objective of aligning the interests of our executive officers and stockholders without encouraging excessive or unnecessary risk-taking.

The table below illustrates how total compensation for our named executive officers for 2013 was allocated between performance-based and fixed components, how performance-based compensation is allocated between annual and long-term incentive components and how total compensation is allocated between cash and equity components.  These percentages are based on annualized target total compensation values and do not necessarily correspond to, and are not a substitute for, the values disclosed in the “Summary Compensation Table” and supplemental tables provided later in this Proxy Statement.

2013 Total Targeted Compensation Mix Table(a)(b)

	Percentage of Total Target Compensation that is:		Percentage of Performance- Based Total that is:		Percentage of Total Target Compensation that is:
Name	Performance- Based	Fixed	Annual	Long-Term	Cash	Equity
Clarence H. Smith	59%	41%	58%	42%	75%	25%
Dennis L. Fink	53%	47%	49%	51%	73%	27%
Steven G. Burdette	52%	48%	46%	54%	72%	28%
J. Edward Clary	53%	47%	44%	56%	71%	29%
Richard D. Gallagher	53%	47%	44%	56%	70%	30%

(a)   Only amounts for base salary, target annual incentive compensation and long-term incentive compensation (SSARs and restricted stock) were included in calculating the percentages in this table. Other forms of compensation shown in the “Summary Compensation Table” are not included.

(b) Our annual cash incentive plan and equity grants are included as performance–based compensation in this table.

Base Salary. The Committee reviews the information regarding executives’ base salary levels compared to the base salaries of executives of companies in our peer group as presented in their latest available proxy statements.  The Committee also considers the chief executive officer’s assessment of each executive’s individual performance and responsibilities to determine appropriate compensation for each executive.  The Committee has determined that, in order to enable the Company to attract and retain the executive talent important to our long-term growth, the compensation strategy should generally aim to position base salaries at or slightly above the 50th percentile of the median of the peer group data as described in the “Competitive Positioning of Executive Compensation Levels” section above.

In determining base salaries for executives, as well as in determining incentive compensation opportunities, the Committee evaluates each executive’s individual performance on both an objective and subjective basis.  All executives have individual goals established near the beginning of the fiscal year.  Each executive’s annual goals include specific goals related to the Company’s business strategy of focusing on improving financial and operational results.  Individual goals for 2013 included sales growth, profit growth, operating efficiencies, financing objectives, capital management, and employee development.  These measures are intended to drive our business growth during the year while increasing the long-term viability of the business.  The Committee considers the chief executive officer’s evaluation of an executive’s performance with respect to the executive’s individual goals, along with the executive’s scope of responsibilities and the Company’s performance.  Further, the Committee reviews the competitive compensation data and exercises its judgment regarding base salary decisions for each executive.  Thus, if the Company has performed well as measured against its strategic goals, but an individual executive has fallen short of achieving his or her individual performance goals, the Committee may exercise its judgment in maintaining the executive’s base salary at a constant level from one year to the next, or the Committee may approve a smaller salary increase than would have been the case if the executive had achieved his or her individual performance goals.  Conversely, if the executive’s individual performance has been outstanding, he or she may receive a salary increase even when the Company’s performance may have fallen short.

Management Incentive Plan Cash Award. Our compensation philosophy connects our executives’ potential annual earnings to the achievement of performance.  Our 2004 Long-Term Incentive Plan provides for the payment of cash (the “MIP”) based upon Company performance in relation to predetermined financial targets established during the first month of the year and achieving individual goals.  For 2013, we established incentive targets so that total annual cash compensation at the target level would approximate the peer group median, with the opportunity for above median total annual cash compensation for correspondingly higher performance.  The target as a percent of base salary for our named executive officers was 50 percent except for Mr. Fink which was 55 percent and Mr. Smith which was 85 percent.    The range of potential MIP payouts for 2013 ranged from zero to 124 percent of each executive officer’s incentive target, so that executives could earn above-target payouts when performance significantly exceeded our financial targets.

The Committee approved our executives’ 2013 MIP design and financial targets in January 2013 as part of the annual compensation setting process.  Under the MIP approved by the Committee for 2013, an aggregate MIP amount was established based on pre-tax earnings (80 percent of MIP goal) and specific individual goals (20 percent of MIP goal).

The actual pre-tax earnings goals under the MIP plan was exceeded for each measurement period as noted below:

Pre-tax Earnings ($ in thousands)
	2012 Actual	2013 Goal	2013 Actual
Q-1	$4,021	$5,700	$13,450
Q-2	3,766	3,300	7,866
Q-3	5,636	7,500	15,388
Q-4	10,093	11,000	15,783
YTD Q-4	23,516	27,500	52,487

The earnings performance resulted in a 130 percent payment factor applied to the 80 percent pre-tax earnings goal portion of the MIP total target.  The named executive officers achieved varying levels of their specific individual goals, the 20 percent portion of the MIP total target.  As a result, the aggregate MIP amount earned was between 98% to 100% of the maximum possible payment of the NEOs’ 2013 MIP target levels.  The Committee certified that the performance goals were met and approved payment of the awards.

See the “Summary Compensation Table,” which shows the actual non-equity incentive plan compensation paid to our named executive officers for our 2013 performance.

Long-Term Incentive Compensation. Our executives receive long-term incentive compensation intended to link their compensation to the Company’s long-term financial success.

All equity awards are approved by the Committee.  The Committee approved the guidelines for the 2013 annual long-term incentive awards at the Committee’s meeting in January 2013.  The approved grant values were converted into a number of SSARs and restricted stock units based on the fair market value of the award.

For the awards made in January 2013, the SSARs and the restricted sock units vest in four equal annual installments beginning in May 2014.  The SSARs expire seven years from the grant date and have an exercise price equal to the closing price of the Company’s stock on the grant date.

Dividend and voting rights are not applicable to stock awards until vested and not until exercised for SSARs.  Additional details regarding grants are provided in the “Grants of Plan Based Awards Table” and “Outstanding Equity Awards Value at Year-End Table.”

Pension Benefits and Retirement Plans

Pension Plan.  We have a defined benefit Pension Plan (the “Pension Plan”) covering substantially all employees hired on or before December 31, 2005.  The pension plan was closed to any employees hired after that date.  The benefits formula provides retirement income equal to 0.6% of final average compensation plus 0.5% of final average compensation in excess of the Social Security Covered Compensation times years of service with Havertys, up to 40 years.  Effective January 1, 2007, no new benefits were earned under the Pension Plan for additional years of service after December 31, 2006.

Supplemental Retirement Plan.  We also have a non-qualified, non-contributory supplemental executive retirement plan (the “SERP”) for employees whose retirement benefits are reduced due to their annual compensation levels.  The SERP provides annual benefits amounting to 55% of final average earnings less benefits payable from our Pension Plan and social security benefits.  The SERP limits the total annual amount that may be paid to a participant in the SERP from all sources (Pension Plan, social security and the SERP) to $125,000.

Additional details regarding accumulated benefits under these plans are provided in the “Pension Benefits and Retirement Plans Table.”

Regulatory Requirements

Together with the Compensation Committee, we carefully review and take into account current tax, accounting and securities regulations as they relate to the design of our compensation program and related decisions.

Section 162(m) of the Internal Revenue Code makes compensation paid to certain named executive officers in amounts in excess of $1 million not tax deductible unless the compensation is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exemptions.  The LTIP, which includes the MIP, are administered by the Compensation Committee and payments are intended to qualify as performance-based compensation and thus satisfy the performance-based requirements for tax deductible compensation.  The Compensation Committee believes that the interests of our stockholders are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation plans and arrangements.  While the Compensation Committee intends to structure most awards to comply with Section 162(m), the Compensation Committee may approve elements of compensation for certain executive officers that are not fully deductible, and reserves the right to do so in the future in appropriate circumstances.

COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees Havertys’ compensation program on behalf of the board and operates under a written charter adopted by the board.
The Compensation Committee is responsible for, among other things, reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans are based and setting the overall compensation principles that guide the committee’s decision-making.  The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed it with management.  Based on the review and discussions with management, the Compensation Committee recommended to the board of directors that the CD&A be included in the 2014 proxy statement and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

Mylle H. Mangum, Chair L. Phillip Humann Terence F. McGuirk Al Trujillo

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following tables and footnotes discuss the compensation paid or accrued for the last three years to (i) our chief executive officer and chief financial officer and (ii) our three most highly compensated executive officers.

Name	Year	Salary	Non-Equity Incentive Plan Compensation (1)	Stock Awards (2)	Option Awards (2)	Change in Pension Value (3)	All Other Compensation (4)	Total
Clarence H. Smith	2013	$575,000	$606,050	$217,680	$143,000	$—	$36,681	$1,578,411
President and CEO	2012	550,000	478,500	365,264	—	111,143	35,720	1,540,627
	2011	500,000	155,263	365,184	—	150,726	29,397	1,200,570
Dennis L. Fink	2013	380,000	259,160	136,050	91,000	—	25,563	891,773
EVP and CFO	2012	370,000	214,600	212,248	—	63,387	27,067	887,302
	2011	350,000	72,456	215,560	—	85,178	22,456	745,650
Steven G. Burdette	2013	340,000	210,800	126,980	81,250	—	19,565	778,595
EVP, Stores	2012	320,000	185,600	187,568	—	140,707	19,508	853,383
	2011	300,000	62,105	190,200	—	93,187	8,711	654,203
J. Edward Clary	2013	320,000	198,400	126,980	81,250	—	14,824	741,454
SVP, Distribution	2012	305,000	175,900	157,952	—	105,130	14,748	758,730
and CIO	2011	285,000	53,100	154,696	—	58,787	13,715	565,298
Richard D. Gallagher	2013	310,000	188,759	126,980	81,250	10,678	14,632	732,299
SVP, Merchandise	2012	285,000	162,735	143,144	—	113,054	14,228	718,161
	2011	260,000	48,442	142,016	—	58,109	11,906	520,383

(1)
This column shows the cash portion of the MIP award. For a description of the MIP, see “Compensation Discussion and Analysis.” The MIP award earned at 98% to 100% of the maximum possible payout for each NEO.

(2)
These amounts reflect the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements for the year ended December 31, 2013, included in our annual report on Form 10-K filed with the SEC on March 7, 2014. The amounts reported for these awards may not represent the amounts the individuals will actually realize, as the amounts, if any, ultimately realized will depend on the change in our stock price over time.

(3)
This column represents an estimate of the aggregate annual increase in the actuarial present value of the NEOs accrued benefit under our retirement plans for the applicable year, assuming the greater of actual age or a retirement age of 65. The aggregate amount attributable to all defined benefit plans was negative and is not included for certain NEOs as follows: Mr. Smith – $(44,847), Mr. Fink - $(40,708), Mr. Burdette - $(97,100) and Mr. Clary - $(17,885). See “2013 Pension Benefits” below for additional information. The change in pension value can be impacted by a number of factors: additional credited service, changes in amounts of compensation covered by the benefit formula, plan amendments, impact of changes in assumptions used to estimate present values, and others. Amounts for 2013 were impacted by the increase in discount rates of 80 basis points for the Retirement Plan and 88 basis points for the SERP Plan. There are no above market or preferential earnings for the Havertys Deferred Compensation Plan.

(4)
These amounts are comprised of a combination, varying by NEO, of the following: contributions to 401(k) Plan accounts, contributions to the Deferred Compensation Plan, premium costs for covering a portion of medical insurance coverage, additional life insurance, long-term disability coverage and health examinations. None of these individual items was greater than $10,000 for any NEO except for the Company’s contribution for Mr. Smith to the Deferred Compensation Plan of $15,463.

Stock Ownership Guidelines

In order to preserve the link between the interests of our executive officers and those of our stockholders, executive officers are expected to establish and maintain a significant level of direct stock ownership.  In February 2013, our Stock Ownership Guidelines were amended and now include all executive officers.  Each executive officer is expected to have minimum qualified holdings based on the lesser of the fair market value of a multiple of his or her base salary or the number of shares as indicated below.  We count unvested time-based restricted stock units, reduced by 33% representing shares withheld for taxes, towards satisfying the guidelines.  As of December 31, 2013 all of our executive officers currently meet the ownership levels.

Position	Salary Multiple		Number of Shares
Chief Executive Officer	3.0	x	85,000
Executive Vice President	2.0	x	40,000
Senior Vice President - NEO	1.5	x	35,000
Senior Vice President	1.0	x	25,000

Grants of Plan Based Awards Table

The following table and footnotes sets forth certain information with respect to the estimated payouts which were possible under our non-equity incentive plan and the restricted stock awards granted during the year ended December 31, 2013 to our NEOs.

Name	Award Type(1)	Grant and Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)			All Other Stock Awards: Number of Shares of Stock (#)	Exercise or Base Price of Awards $/Share(3)	Grant Date Fair Value of Stock Award $(4)
			Threshold	Target	Maximum
Clarence H. Smith	ACMIP	01/24/2013	$ 15,640	$ 488,750	$ 606,050	—	—	—
	SSAR	01/24/2013	—	—	—	22,000	$18.14	$143,000
	RSU	01/24/2013	—	—	—	12,000	$18.14	$217,680
Dennis L. Fink	ACMIP	01/24/2013	$ 6,688	$ 209,000	$ 259,160	—	—	—
	SSAR	01/24/2013	—	—	—	14,000	$18.14	$ 91,000
	RSU	01/24/2013	—	—	—	7,500	$18.14	$136,050
Steven G. Burdette	ACMIP	01/24/2013	$ 5,440	$ 170,000	$ 210,800	—	—	—
	SSAR	01/24/2013	—	—	—	12,500	$18.14	$ 81,250
	RSU	01/24/2013	—	—	—	7,000	$18.14	$126,980
J. Edward Clary	ACMIP	01/24/2013	$ 5,120	$ 160,000	$ 198,400	—	—	—
	SSAR	01/24/2013	—	—	—	12,500	$18.14	$ 81,250
	RSU	01/24/2013	—	—	—	7,000	$18.14	$126,980
Richard D. Gallagher	ACMIP	01/24/2013	$ 4,960	$ 155,000	$ 192,200	—	—	—
	SSAR	01/24/2013	—	—	—	12,500	$18.14	$ 81,250
	RSU	01/24/2013	—	—	—	7,000	$18.14	$126,980

(1)	Award Type:	ACMIP = Annual Cash Management Incentive Plan Compensation SSAR = Stock Settled Appreciation Rights RSU = Restricted Stock Unit Award
(2)
The 2013 Non-Equity Incentive Plan as discussed above provided for a target payout for 100% attainment of the goals and decreased to the payout threshold and increased to the maximum payout noted above.

(3)	The exercise price for the SSARs and the base price for the RSUs is the closing price of our stock on the date of grant.
(4)
The fair value for the SSARs was determined using the number of rights granted multiplied by $6.50 which is the value of the SSARs determined by using the Black-Scholes valuation model.  The fair value for the RSUs was determined using the number of shares granted multiplied by the closing stock price on the grant date.

Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised and unvested awards previously granted to the NEOs at December 31, 2013. No awards have been made under an equity incentive plan. The market value of shares of stock that have not vested is based on the closing market price of $31.30 at December 31, 2013.

			SSARs Awards				Stock Awards
Name	Date Awarded		Number of Securities Underlying Exercisable Awards (#)	Number of Securities Underlying Unexercisable Awards (#)	Exercise Price ($)	Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock that Have not Vested ($)
Clarence H. Smith	01/27/2009	(1)	6,750	—	$ 8.74	01/27/2016
	01/25/2010	(2)					14,000	$ 438,200
	01/27/2011	(3)					7,200	$ 225,360
	01/23/2012	(3)					11,100	$ 347,430
	01/24/2013	(4)	—	22,000	$ 18.14	01/24/2020
	01/24/2013	(5)					12,000	$ 375,600
Dennis L. Fink	01/27/2009	(1)	14,000	—	$ 8.74	01/27/2016
	01/25/2010	(2)					8,400	$ 262,920
	01/27/2011	(3)					4,250	$ 133,025
	01/23/2012	(3)					6,450	$ 201,885
	01/24/2013	(4)	—	14,000	$ 18.14	01/24/2020
	01/24/2013	(5)					7,500	$ 234,750
Steven G. Burdette	01/25/2010	(2)					7,000	$ 219,100
	01/27/2011	(3)					3,750	$ 117,375
	01/23/2012	(3)					5,700	$ 178,410
	01/24/2013	(4)	—	12,500	$ 18.14	01/24/2020
	01/24/2013	(5)					7,000	$ 219,000
J. Edward Clary	01/27/2009	(1)	8,000	—	$ 8.74	01/27/2016
	01/25/2010	(2)					6,300	$ 197,190
	01/27/2011	(3)					3,050	$ 95,465
	01/23/2012	(3)					4,800	$ 150,240
	01/24/2013	(4)	—	12,500	$ 18.14	01/24/2020
	01/24/2013	(5)					7,000	$ 219,100
Richard D. Gallagher	01/25/2010	(2)					5,600	$ 175,280
	01/27/2011	(3)					2,800	$ 87,640
	01/23/2012	(3)					4,350	$ 136,155
	01/24/2013	(4)	—	12,500	$ 18.14	01/24/2020
	01/24/2013	(5)					7,000	$ 219,100

Award Information		Vesting Rate	Vesting Dates	Conditions
(1)	Stock-Settled Stock Appreciation Right	25% per year	May 8 each year beginning year following grant date	Continued employment through vesting date.
(2)	Restricted Stock Units	10% each of first 3 years and 70% in 4th year	May 8 each year 2011 – 2014	Continued employment through vesting date.
(3)	Restricted Stock Units or Restricted Stock	25% per year	May 8 each year beginning year following grant date	Continued employment through vesting date.
(4)	Stock-Settled Appreciation Rights	25% per year	May 8 each year beginning year following grant date	Continued employment or normal retirement through vesting date.
(5)	Restricted Stock Units	25% per year	May 8 each year beginning year following grant date	Continued employment or normal retirement through vesting date.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the exercise of SSARs and the vesting of restricted stock awards of the NEOs for the year ended December 31, 2013.

	Option and SSARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Exercise ($)(1)
Clarence H. Smith	10,870	$382,165	38,500	$843,966
Dennis L. Fink	2,090	62,586	22,575	494,772
Steven G. Burdette	1,004	36,005	19,875	435,492
J. Edward Clary	2,985	107,535	16,525	362,485
Richard D. Gallagher	1,931	87,800	16,300	359,878

(1) The value realized reflects the taxable value to the named executive officer as of the date of the exercise of the SSAR, vesting of restricted stock or vesting of restricted stock units. The actual value ultimately realized by the NEO may be more or less than the value realized calculated in the above table depending on whether and when the NEO held or sold the stock associated with the exercise or vesting occurrence.

Non-Qualified Deferred Compensation Plans

Top Hat Mutual Fund Option Plan.  The Top Hat Mutual Fund Option Plan (the “Top Hat Plan”) was designed to accumulate retirement funds for selected employees, including the executive officers. The Top Hat Plan allowed participants to defer up to 100% of their cash incentive compensation in exchange for an option to buy selected mutual funds at a discount equal to the bonus they would have otherwise received. Deferrals under the Top Hat Plan were suspended in 2005. Participants may withdraw any or all amounts at any time but not later than fifteen years from leaving our employment.  The following table includes certain information for those NEOs in the Top Hat Plan.

Name	Aggregate Earnings (Loss) in Last FYE ($)	Aggregate Balance at Last FYE ($)
Clarence H. Smith	$124,585	$685,394
Dennis L. Fink	57,520	271,446
J. Edward Clary	65,673	236,354

Deferred Compensation Plan.  In January 2011 Havertys instituted a Deferred Compensation Plan for certain employees, including the NEOs.  Under this plan participants may voluntarily defer receipt of up to 50% of their salary and 100% of their cash bonuses or non-equity plan compensation and allocate the deferred amounts among a group of investment options that mirrors the fund choices available in Havertys 401(k). Havertys also makes a percentage contribution of excess compensation to each participant. “Excess compensation” refers to compensation above which a participant cannot receive an employer matching contribution under the existing 401(k) limits. The percentage contribution was 2% in 2013. In general, deferred amounts are distributed to the participant upon termination or at a specified date as elected by the participant or as required by the plan.  The following table includes information for those NEOs participating in the Deferred Compensation Plan.

Name	Executive Contributions in 2013 ($)	Company Contributions in 2013 ($)	Aggregate Earnings (Loss) in 2013 ($)	Aggregate Balance at Last FYE ($)
Clarence H. Smith	$93,698	$15,463	$29,187	$351,251
Dennis L. Fink	3,796	6,805	5,449	28,472
Steven G. Burdette	9,804	5,396	8,575	49,240

Pension Benefits and Retirement Plans

The following table shows the number of years of service credited under each of the pension plan and the SERP and the present value of accumulated benefits payable to each of the NEOs determined using interest and mortality rate assumptions consistent with those used in our financial statements and included in Note 10 to our audited financial statements for the year ended December 31, 2013.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Clarence H. Smith	Pension Plan	33	$705,923
	SERP	40	398,677
Dennis L. Fink	Pension Plan	14	282,030
	SERP	21	504,394
Steven G. Burdette	Pension Plan	23	275,027
	SERP	30	196,085
J. Edward Clary	Pension Plan	16	201,314
	SERP	23	173,177
Richard D. Gallagher	Pension Plan	18	196,975
	SERP	25	140,625

The plans permit participants with 15 or more years of service to retire as early as age 55 with a reduction in the amount of their monthly benefits ranging from 50% at age 55 to 93.3% at age 64.  As of December 31, 2013, Clarence Smith and Dennis Fink were eligible for early retirement with benefits reduced by 13.3% and 20.0%, respectively.

Change in Control Benefits

Our executive officers and other employees have built Havertys into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. We have entered into change in control agreements with all of our executive officers, including the NEOs.  These agreements provide for cash payments and continuation of benefits upon termination of the person’s employment due to events as defined in the agreement.

The agreements, entered into with the NEOs, provide that unless the termination of the person is for cause, or by the individual without “Good Reason” as defined in the agreement, the person will be paid:  (i) a lump severance payment in cash equal to the higher of the sum of two times the individual’s base salary or two times the average annual base salary for the three years immediately prior to the event upon which the notice of termination is based; (ii) the higher of two times the amount paid to individual as bonus and annual incentive compensation or two times the average amount paid in the three years preceding that in which the date of termination occurs; and (iii) an amount of any annual bonus and non-equity incentive compensation which has been allocated or awarded and has not yet been paid and a pro rata portion for the fiscal year in which the termination occurs.

Under the terms of the agreement, if a change in control occurs, we will, at the election of the individual, repurchase all equity awards held for a lump sum amount in cash equal to the product of the spread (using the per share price as defined in the agreement) times the number of shares covered by each award. We will also arrange to provide life, disability, accident and health insurance benefits similar to those which the individual was receiving immediately prior to the notice of termination for a period of 24 months after the date of termination.

Because of the so-called “parachute” tax imposed by Internal Revenue Code Section 280G, the agreements include a “cap.”  Under this provision, all parachute payments would be reduced so that no excise tax would be imposed on any of the payments and benefits and thus the total amount of payments would never exceed three times his or her “base amount” as defined by the Internal Revenue Code.

Based upon the hypothetical termination date of December 31, 2013, and election to repurchase all equity awards (at a purchase price as determined per the agreement, assumed here to be $31.34), the change in control benefits for our NEOs, assuming the provision of the agreements deem payments should be made, would have been as follows:

Name	Salary times Multiple	Annual Incentive times Multiple	Purchase of Equity Awards	Healthcare and Other Benefits	Total
Clarence H. Smith	$1,150,000	$1,212,100	$1,829,540	$51,271	$4,242,911
Dennis L. Fink	760,000	518,320	1,333,780	50,334	2,662,434
Steven G. Burdette	680,000	421,600	898,985	41,138	2,041,723
J. Edward Clary	640,000	396,800	1,007,795	55,373	2,099,968
Richard D. Gallagher	620,000	377,518	783,175	55,652	1,836,345

CONCLUSION

The Compensation Committee reviewed various information sources in 2013 and determined that the compensation structure for our chief executive officer and other NEOs was reasonable, remained consistent with our compensation philosophy and was not excessive.

We believe the design of our executive compensation program aligns the interest of our executive officers with those of our stockholders and provides executive officers with the necessary motivation to maximize the long-term operational and financial performance of Havertys, while using sound financial controls and high standards of integrity.  We also believe that total compensation for each executive officer should be, and is, commensurate with the execution of specified short-term and long-term operational, financial and strategic objectives.

PROPOSAL 3: ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As discussed in our Compensation Discussion and Analysis (“CD&A”) starting on page 13, we have designed our executive compensation to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value.  We believe that our executive compensation program is designed to reward results relevant to our short-term and long-term success based on both corporate and individual performance.

We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to express your views on our fiscal year 2013 executive compensation policies for our NEOs.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and procedures described in this proxy statement.  Accordingly, we ask our stockholders to vote “FOR” the following resolution at the annual meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers of Haverty Furniture Companies, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in this proxy statement.

Because this is an advisory vote, it will not be binding upon Havertys. However, the Compensation Committee will take into account the outcome of the vote in connection with its regular evaluations of our executive compensation program and in establishing our NEOs’ compensation.

Our Board of Directors recommends that stockholders vote “FOR” this resolution.

PROPOSAL 4: APPROVAL OF THE 2014 LONG-TERM INCENTIVE PLAN

In an industry that is subject to lengthy business cycles, Havertys believes that broad based incentive compensation is a necessary and powerful employee incentive and retention tool that helps encourage a long-term view for its employees and benefits all of our stockholders.  We believe that alignment of the interests of our stockholders and our employees, officers and directors is best advanced through the awarding of cash and equity incentives as a portion of their total compensation.  In this way, we reinforce the link between our stockholders and our employees’, officers’ and directors’, focus on personal responsibility, creativity and stockholders returns.  Equity incentives such as restricted stock units and performance based incentives also play an important role in our recruitment and retention strategies, as the compensation for creative and technical talent and leaders in our industry can be intense.

The Company’s current long-term incentive plan, which was approved by stockholders in 2004, expires at the end May 2014.  Since the adoption of the 2004 Plan, 2.1 million shares of common stock have been reserved for issuance, and as of February 28, 2014, 797,867 shares issued.  The Company is seeking to replace the expiring plan with a plan similar in nature to the 2004 Plan.  The 2014 Long-Term Incentive Plan (“2014 Plan”) is an omnibus long-term incentive plan and in accordance with our compensation philosophy, will allow us to continue to provide cash and equity incentives to eligible employees, officers and directors.

Stockholders are being asked to approve the 2014 Plan with 500,000 shares plus the shares that were authorized but unissued under the 2004 Plan plus any forfeiture of shares that are subject to outstanding grants as of the date the Plan is approved.  There were 645,588 shares available for grant under the 2004 Plan and 723,365 shares granted but not issued as of February 28, 2014. The shares issuable for grants under the 2014 Plan will be the Company’s $1.00 par value Common Stock.  Subject to stockholder approval, the Compensation Committee and the full board of directors approved the 2014 Plan and the shares to be reserved for issuance under the 2014 Plan.

While equity is a strategic tool for recruitment and retention, we also carefully manage stock option and restricted stock unit issuances and strive to keep the dilutive impact of the equity incentives we offer within a reasonable range.

There are key equity metrics that the Compensation Committee and management use to determine the costs to stockholders of Havertys' equity compensation program.  The following table shows these metrics over the past three years.  We define the metrics as follows:

  Dilution is total equity awards granted during the year (less cancellations and expirations) divided by the weighted average shares outstanding for the year.
  Burn rate is similar to dilution, but does not take cancellations and expirations into account.
  Overhang is equity awards outstanding at the end of the year plus equity awards available to be granted, divided by the weighted average shares outstanding for the year.

	2013	2012	2011
Dilution	1.9%	2.2%	(0.1%)
Burn Rate	1.9%	2.3%	2.3%
Overhang	5.4%	6.5%	7.9%

Historically, we have made a significant portion of our equity grants in a given fiscal year in connection with our annual reviews and merit increases. We granted both full value awards (restricted stock and units), performance restricted stock units, and stock-settled appreciation rights under the 2004 Plan.  When calculating the dilution and burn rate in the above metrics, we used a “multiplier” of two for the full value awards to equate them economically with stock options and stock appreciation rights. Our overhang dropped over the three-year period as out-of-the-money options expired.  Not a factor in the metrics calculations but impacting the ultimate dilution of awards is the "net down" of shares for payment of taxes which most grantees use such that the shares issued are typically 66% of the grant total.

Going forward, we intend to use more performance awards relative to the overall mix of equity awards and continue to responsibly manage awarding equity incentives under the 2014 Plan.

Summary of the 2014 Long-Term Incentive Plan

The board of directors has adopted, and recommends that the stockholders approve, the Haverty Furniture Companies, Inc. 2014 Long-Term Incentive Compensation Plan, or 2014 Plan. The 2014  Plan permits the grant of options, stock appreciation rights, restricted stock, restricted stock units, restricted performance shares, restricted performance units and cash awards (collectively, “awards”). Stockholder approval of the 2014 Plan is required by NYSE rules and is intended to permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code. If we receive stockholder approval, the 2014 Plan will become effective on May 12, 2014. If we do not receive stockholder approval, the 2014 Plan will not go into effect.

A summary of the material terms of the 2014 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2014 Plan that is included as Appendix A to this proxy statement.

Key Features of the 2014 Plan
The maximum number of shares that can be issued pursuant to awards under the 2014 Plan is 500,000 shares plus the unissued shares from the 2004 Plan and any forfeitures from outstanding grants as of the effective date of the 2014 Plan.
  Individuals eligible to receive awards under the 2014 Plan include employees of Havertys or a subsidiary or affiliate of Havertys, and directors of Havertys.
  The types of awards available under the 2014 Plan include: stock options; stock appreciation rights; restricted stock and restricted stock units; restricted performance units and restricted performance shares; and share and cash awards.
  For awards under the 2014 Plan to qualify as performance-based compensation, there are limitations on the number of awards participants may be granted in any calendar year.
  The 2014 Plan does not permit repricing of options without stockholder approval.
  The 2014 Plan includes clawback provisions whereby Havertys will seek repayment or recovery of an award paid to an executive officer (or to his or her spouse or beneficiary) if the Compensation Committee later determines that financial results used to determine the amount of that award are materially restated and that the executive officer engaged in fraud or intentional misconduct.

Shares Available for Issuance
The shares issuable pursuant to awards granted under the 2014 Plan will be shares of common stock. The maximum number of shares that may be issued pursuant to awards granted under the 2014 Plan (the “share reserve”) is 500,000 plus the unissued shares that were previously authorized for issuance and any forfeitures from outstanding grants under the 2004 Plan.

The maximum number of shares that can be issued upon the exercise of incentive stock options is limited to 500,000.

Each share issued pursuant to an award under the 2014 Plan or a prior plan will reduce the share reserve by one share. The share reserve will not be reduced for awards that may be settled solely in cash.  If any shares subject to an award under the 2014 Plan or a prior plan are forfeited, or any award under the 2014 Plan or a prior plan otherwise expires, terminates or is cancelled without the issuance of the shares in full, the shares covered by such awards again will be available for use under the 2014 Plan and added to the share reserve.

Shares tendered or withheld under an award under the 2014 Plan or a prior plan will be deemed to have been delivered but will be available for use under the 2014 Plan if withheld to pay taxes or to pay the exercise price of an award.

The share reserve is subject to further adjustment as discussed below under Adjustments.

Award Limits

For awards designed to qualify as performance-based compensation (as discussed below), no participant may be granted in any one calendar year:

  options to purchase more than 100,000 shares;
  stock appreciation rights with respect to more than 100,000 shares;
  restricted stock in excess of 100,000 shares and restricted stock units with a payout of more than 100,000 shares;
  restricted performance shares or restricted performance units with a payout of more than 100,000 shares;
  awards that may be settled only in cash with a payout greater $1,000,000;
  any other award (other than an option, stock appreciation right, restricted stock, restricted stock unit, restricted performance share or restricted performance unit) in excess of 100,000 shares
The award limits are subject to the provisions discussed below under Adjustments.

Adjustments

If Havertys has a change in its capital structure resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the shares, the number of shares covered by each outstanding award, the number of shares available for awards, the number of shares that may be subject to awards to any one participant, and the price per share covered by each such outstanding award shall be proportionately adjusted.  If there are other increases or decreases in the number of issued shares, as determined in the sole discretion of the Board, the Compensation Committee will make equitable adjustments to prevent the dilution or enlargement of the rights of award recipients.

Administration and Eligibility

The 2014 Plan is administered by the Compensation Committee, except that the Board administers the 2014 Plan with respect to non-employee directors of Havertys. The Board also may at any time take on the powers, authority and duties of the Compensation Committee. The Compensation Committee generally may delegate its power, authority and duties under the 2014 Plan, except the power and authority to grant awards to persons required to file reports with respect to the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or as prohibited by law.

The Compensation Committee determines who among those eligible to participate in the 2014 Plan will be granted awards, determines the amounts and types of awards to be granted, determines the terms and conditions of all awards, and construes and interprets the terms of the 2014 Plan. Determinations of the Committee are final, binding, and conclusive.

Individuals eligible to receive awards under the 2014 Plan include employees of Havertys or a subsidiary or affiliate of Havertys and directors of Havertys. As of February 28, 2014, there were 10 directors and approximately 3,200 employees who are eligible to receive awards under the 2014 Plan.

Type of Awards

Stock Options
Stock options may be either nonqualified stock options or incentive stock options. The exercise price of any stock option must be equal to or greater than the fair market value of a share on the date the option is granted. The term of a stock option cannot exceed ten years.
A stock option’s terms and conditions, including the number of shares to which the option pertains, exercise price, vesting and expiration of the option, are determined by the Compensation Committee and set forth in an award document.

Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. The exercise price may be paid (a) in cash or its equivalent, (b) by tendering previously acquired shares having an aggregate value at the time of exercise equal to the total exercise price, or (c) by such other method of exercise as may be permitted from time to time by the Compensation Committee.

Stock Appreciation Rights (“SARs”)
Freestanding and tandem SARs, or any combination of these forms of SARs, may be granted to participants. A freestanding SAR means a SAR that is granted independently of any stock options. A tandem SAR means a SAR that is granted in connection with a related option. Each SAR grant will be set forth in an award document that will specify the grant price, the term of the SAR and such other provisions as the Compensation Committee determines. The term of a SAR cannot exceed ten years.

The grant price of a freestanding SAR will be at least equal to the fair market value of a share on the date of grant. The grant price of a tandem SAR will equal the exercise price of the related stock option.

Upon exercise of a SAR, a participant will be entitled to receive payment in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the grant price, by the number of shares with respect to which the SAR is exercised. The payment upon SAR exercise may be in cash, in shares of equivalent value, or in some combination of cash and shares, as stated in the award document.

Restricted Stock and Restricted Stock Units (“RSUs”)
Restricted stock or RSUs may be granted to participants in such amounts, upon such terms and at such times as determined by the Compensation Committee. Each RSU will have an initial value at the time of grant equal to the fair market value of a share on the date of grant. The Compensation Committee will impose such other conditions and/or restrictions on restricted stock or RSUs as it may deem advisable, including restrictions based upon the achievement of specific performance goals and time-based restrictions on vesting following the attainment of the performance goals. Restricted stock or RSUs will be forfeited to the extent that a participant fails to satisfy the applicable conditions or restrictions during the period of restriction. Each grant of restricted stock or RSUs will be evidenced by an award document specifying the terms of the award.

Except as otherwise provided in the award document, shares of restricted stock will become freely transferable by the participant as soon as practicable after the end of the applicable period of restriction, and RSUs will be paid in a single lump sum following the end of the applicable period of restriction in the form of cash or in shares (or in a combination of cash and shares) as determined by the Compensation Committee and as set forth in the award document.

Unless otherwise provided in the award document, participants holding restricted stock and awarded RSUs will not have the right to vote the shares during the period of restriction and will not be credited or paid regular cash dividends paid with respect to the underlying shares.  If the award document provides for such  stock dividends or other non-cash distributions these will be subject to the same restrictions as the underlying award.

Share and Cash Awards
Shares (other than restricted stock) may be granted and cash may be paid to or for the benefit of participants in such amounts, upon such terms and at such times as determined by the Compensation Committee.

Provisions Applicable to All Awards

Award Documents
Each award will be evidenced by an award document that will specify the award terms, including the type of the award, the exercise price or grant price, if any, the number of shares subject to the award, the duration of the award and such other provisions as the Compensation Committee determines.

Termination of Employment/Directorship/Other Relationship
Each award document will set forth the extent to which the participant will have any rights with respect to the award following termination of the participant’s employment or directorship or other relationship with Havertys and its subsidiaries and affiliates. Such provisions will be determined in the sole discretion of the Compensation Committee, will be included in the award document, need not be uniform among all awards, and may reflect distinctions based on the reasons for termination.

Nontransferability of Awards
Except as otherwise provided in the applicable award document for awards other than incentive stock options, no award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Restrictions on Share Transferability
The Compensation Committee may impose such restrictions on any shares acquired pursuant to an award as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.

Section 162(m) and Performance Measures

Pursuant to Section 162(m) of the Internal Revenue Code, Havertys ordinarily may not deduct compensation of more than $1 million that is paid to certain “covered employees” (i.e., any individual who, on the last day of the taxable year, is either Havertys’ principal executive officer or an employee whose total compensation for the tax year is required to be reported to stockholders because he or she is among the three highest compensated officers for the tax year, other than the principal executive officer or principal financial officer). The limitation on deductions does not apply, however, to qualified “performance-based compensation.” Certain awards under the 2014 Plan may constitute qualified performance-based compensation and, as such, would be exempt from the $1 million limitation on deductible compensation.

Under the 2014 Plan, any performance goals applicable to awards, other than options and SARs, intended to qualify as “performance-based compensation” under Section 162(m) will be based on one or more of the following measures:

(i)	Financial Return Metrics:
(a)	Return on equity
(b)	Return on capital
(c)	Return on assets
(d)	Return on investment
(e)	Return on invested capital

(ii)	Earnings Metrics:
(a)	Earnings per share (including variants such as diluted earnings per share)
(b)	Total earnings
(c)	Earnings growth
(d)	Earnings before taxes
(e)	Earnings before interest and taxes
(f)	Earnings before interest, taxes, depreciation and amortization
(g)	Operating profit
(h)	Net earnings

(iii)	Sales Metrics:
(a)	Sales
(b)	Sales growth
(c)	Comparable store sales
(d)	Sales per retail square foot
(e)	Average ticket sales
(f)	Sales per employee
(g)	Sales per operating store

(iv)	Stock Price Metrics:
(a)	Increase in the fair market value of the shares
(b)	Share price (including but not limited to growth measures and total shareholder return)

(v)	Cash Flow Metrics:
(a)	Cash flow (including but not limited to operating cash flow and free cash flow)
(b)	Cash flow return on investment (which equals net cash flow divided by total capital)

(vi)	Balance Sheet Metrics:
(a)	Inventory
(b)	Inventory turns
(c)	Internal rate of return

(vii)	Other Strategic Metrics:
(a)	Gross margin
(b)	Gross margin return on investment
(c)	Economic value added (EVA)
(d)	Operating cost management targets
(e)	Customer satisfaction surveys
(f)	Attrition improvements
(g)	Safety record goals
(h)	Timely and successful completion of key corporate projects
(i)	Productivity improvements

Each goal may be expressed on an absolute or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (consolidated or unconsolidated) or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity or shares outstanding, or to assets or net assets.

In determining attainment of performance goals, the Compensation Committee will exclude the effect of unusual or infrequently occurring items, charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment, and may determine no later than ninety (90) days after the commencement of any applicable performance period (or such earlier time as specified in the 2014 Plan) to exclude the effect of other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statement or discussion and analysis of management.

Awards which are intended to qualify as performance-based compensation may not be adjusted upward, but the Compensation Committee will retain the discretion to adjust such awards downward.

Change in Control

In the event of a Change in Control, except as otherwise provided in the applicable award document, any and all conditions, including forfeiture conditions, and limitations applicable to the exercise of outstanding awards or the issuance of cash or shares under outstanding awards shall lapse automatically.  If awards have conditions or limitations relating to the satisfaction of a performance goal and there is a target for such goal, then the conditions or limitations will be deemed satisfied to the extent of the target.

Clawback of Awards

If payment under an award is made to a participant who is an “executive officer” as defined in Rule 3b-7 or such participant’s spouse or beneficiary and the Compensation Committee later determines that financial results used to determine the amount of that award are materially restated and that the participant engaged in fraud or intentional misconduct, the Company will seek repayment or recovery of the award.

Amendment and Termination

Except for an amendment or termination of the provisions related to change in control and as otherwise provided in the 2014 Plan, the Compensation Committee has the right to amend or terminate the 2014 Plan at any time; provided that, (1) no amendment or termination of the 2014 Plan may adversely affect in any material way any award previously granted without the award holder’s consent, (2) without the prior approval of our stockholders, the 2014 Plan may not be materially amended if stockholder approval is required by law or applicable stock exchange listing requirement, if the amendment would increase the number of shares available for awards under the 2014 Plan, or if the amendment would permit options, SARs or other stock-based awards encompassing rights to purchase shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise or purchase price of a previously granted award (except for certain adjustments and award substitutions authorized under other provisions of the 2014 Plan). Therefore, the 2014 Plan does not permit repricing without stockholder approval. The 2014 Plan provisions related to change in control generally may not be amended after a change in control to affect adversely any award theretofore granted without the award holder’s consent. In any event, no awards may be granted under the 2014 Plan on or after May 1, 2024.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to awards made pursuant to the 2014 Plan are technical, and reasonable persons may differ on the proper interpretation of the rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. The following discussion is designed to provide only a brief, general summary description of the U.S. federal income tax consequences associated with the awards, based on a good faith interpretation of the current U.S. federal income tax laws, regulations (including applicable proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth any federal tax consequences other than U.S. federal income tax consequences or any state, local or foreign tax consequences that may apply.

Incentive Stock Options (ISOs). An optionee does not recognize taxable income upon the grant or upon the exercise of an ISO (although the exercise of an ISO may in some cases trigger liability for the alternative minimum tax). Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of the ISO shares. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise (the two-year and one-year periods are referred to as “holding periods”), and we are not entitled to a federal income tax deduction. ISO holding period requirements are waived when an optionee dies.

If an optionee sells ISO shares before completion of the holding periods, the optionee recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price of the ISO shares. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of any such disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes, if any, as a result of the disposition.

Nonqualified Stock Options (NQSOs). An optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of an NQSO, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price of the NQSO shares. We will receive an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the NQSO.

Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income to the extent and in the first taxable year in which his or her interest in the shares subject to the award becomes either (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture. The amount of U.S. federal taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize U.S. federal taxable income at the time of grant of restricted stock in an amount equal to the fair market value of the shares subject to the award (less any cash paid for the shares) on the date the award is granted by filing an election under Code Section 83(b) within thirty days of the award.

We will receive a U.S. federal income tax deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which the shares become either (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture (or in the taxable year of the award if, at that time, the participant had filed a timely election under Code Section 83(b) to accelerate recognition of income).

SARs. A participant who exercises a SAR will recognize ordinary income upon the exercise equal to the amount of cash and the fair market value of any shares received as a result of the exercise. We will receive a U.S. federal income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the SAR.

RSUs or Cash. A participant who receives an award of RSUs does not generally recognize taxable income at the time of the award. In the case of an award of RSUs or cash, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date the award is paid. In that taxable year, we would receive a U.S. federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Shares. A participant who receives shares will recognize ordinary income in the first taxable year in which his or her interest in the shares becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. The amount of U.S. federal income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant, including an officer or director of Havertys, may elect to recognize U.S. federal income when the shares are received in an amount equal to the fair market value of the shares (less any cash paid for the shares) on the date the shares are transferred to the participant by filing an election under Section 83(b) of the Code within thirty days of the date of the Award.

We will receive a U.S. federal income tax deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which the shares become either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture (or in the taxable year of the award if, at that time, the participant had filed a timely election under Code Section 83(b) to accelerate recognition of income).
Any gain or loss realized by the participant from a later sale of the shares will be reportable as a long-term or short-term capital gain or loss.

Officers and Directors. In the case of an officer or director of Havertys who is subject to the provisions of Section 16(b) of the Exchange Act, the recognition of income in connection with the receipt of shares under an award, the sale of which would be restricted by the Exchange Act, will be deferred until the date that the restriction lapses or 6 months from the date the award is granted, whichever is earlier. In addition, the amount of such income will be measured for U.S. federal income tax purposes by the value of the shares on the earlier of the date the restriction under the Exchange Act lapses or 6 months from the date the award is granted, rather than on the date of receipt. However, such an officer or director may elect to recognize U.S. federal income on the date the shares are received and to measure the U.S. federal income by the value of the shares on that date by filing an election under Section 83(b) of the Code within thirty days of the date the shares are received.

Section 409A. Section 409A of the Internal Revenue Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of U.S. federal income tax purposes along with an additional tax equal to 20% of the amount included in U.S. federal income, and interest on deemed underpayments in certain circumstances. While certain awards under the 2014 Plan could be subject to Section 409A, the 2014 Plan and awards have been drafted to comply with the requirements of Section 409A, where applicable.

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of the majority of all the votes cast at the annual meeting once a quorum is present.  Under Maryland law, the effect of an abstention is the same as a “no” vote.  Broker non-votes are prohibited with respect to this proposal.

Our Board of Directors recommends a vote “FOR” the Approval of the 2014 Long-Term Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

Information as of December 31, 2013 regarding our equity compensation plans is summarized in the following table.

Plan Category	Number of Securities To be issued upon exercise of outstanding equity awards(1) (a)	Weighted-average exercise price of outstanding options and stock-settled stock appreciation rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	586,700	$15.78	715,433
Equity compensation plans not approved by stockholders	—	—	—
Total	586,700	$15.78	715,433

(1)	Shares issuable pursuant to outstanding equity awards under our 2004 Long-Term Incentive Plan.

Stockholder Approved Plans

1998 Stock Option Plan. This plan provided for the grant of stock options to our officers, directors and key employees.  During 2013 the remaining outstanding options under this plan were exercised and as of December 31, 2013 all previously granted awards have been exercised, forfeited, or expired.

2004 Long-Term Incentive Plan. This plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred shares, deferred stock units or performance awards to our officers, directors and key employees. The Compensation Committee in consultation with our management designates which employees are eligible to participate, the amount of grant and the terms and conditions (not otherwise specified in the plan) of such grant. If a change in control of Havertys occurs then, at the Compensation Committee’s discretion, any award may provide for the immediate vesting or lapse of all restrictions.  This plan expires in May 2014 and will be replaced by the 2014 Plan if approved by our stockholders.

AUDIT COMMITTEE MATTERS

Audit Fees and Related Matters.  Ernst & Young LLP (“E&Y”) served as independent auditors of our annual financial statements for the year ended December 31, 2013.  Aggregate fees for professional services rendered for the years ended December 31, 2013 and 2012, were:

	December 31,
	2013	2012
Audit	$535,000	$515,000
Audit-related	33,500	32,500
Tax	91,200	86,000
All Other	1,995	1,980
Total	$661,695	$635,480

Audit Fees. These represent professional services fees for the audit of our annual financial statements, audit of our internal controls over financial reporting, review of the quarterly financial statements included in Forms 10-Q and accounting consultations.  These fees were paid to E&Y.

Audit-related Fees:  These are professional fees for employee benefit plan audits and other related matters.  These fees were paid to Windham Brannon, P.C.

Tax Fees. These are fees for professional services related to tax compliance and advisory services and assistance in responding to various tax authorities.  These fees were paid to E&Y.

All Other Fees. These are subscription fees to an on-line accounting and research tool.  These fees were paid to E&Y.

As noted previously, we have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meeting.  Accordingly, our directors and representatives of E&Y will not be present at the annual meeting.

Pre-Approval Policies and Procedures.  The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. All of the fees detailed above were pre-approved.  The Audit Committee has delegated to its chairman the authority to approve permitted services provided. The chairman reports any decisions at the next scheduled Audit Committee meeting.

AUDIT COMMITTEE REPORT
We are responsible for providing independent, objective oversight of Havertys’ accounting functions and internal controls and operate pursuant to a written charter approved by Havertys’ board. We are comprised entirely of four independent directors who meet independence, experience and other qualification requirements of the NYSE listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Havertys’ board has determined that each member of the Audit Committee is a “financial expert,” as defined by SEC rules.
Management is responsible for Havertys’ financial reporting process, including Havertys’ system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Havertys’ independent registered public accounting firm, or “independent accountants,” is responsible for auditing its consolidated financial statements and providing an opinion as to their conformity with accounting principles generally accepted in the United States as well as attesting and reporting on the effectiveness of its internal controls over financial reporting. Our responsibility is to monitor and review these processes. It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. Consequently, in carrying out our oversight responsibilities, we shall not be charged with, and are not providing, any expert or special assurance as to Havertys’ financial statements, or any professional certification as to the independent accountants’ work. In addition, we have relied on management’s representation that the financial statements have been prepared with integrity and objectively in conformity with accounting principles generally accepted in the United States and on the representations of independent accountants included in their report on Havertys’ financial statements.

We schedule our meetings to ensure we have sufficient time to devote attention to all of our tasks and during 2013 met four times. During 2013 and subsequent to the end of the year, we:

• met with management and the independent accountants to review and discuss Havertys’ critical accounting policies and significant estimates;

• met with management and the independent accountants to review and approve the 2013 audit plan;

• met regularly with both the independent accountants and the vice president internal audit outside the presence of management;

• reviewed and discussed the quarterly and annual reports prior to filing with the SEC;

• reviewed and discussed the quarterly earnings press releases and other financial press releases;

• met with the vice president internal audit to review, among other things, the audit plan, test work, findings and recommendations, and staffing;

• met with management and the independent accountants to review the audited financial statements for the year ended December 31, 2013, and internal controls over financial reporting as of December 31, 2013;

• selected for the stockholders’ ratification, Ernst & Young, LLP as the independent registered public accounting firm for 2014;

• reviewed the processes by which risk is assessed and mitigated; and

• completed all other responsibilities under the Audit Committee charter (attached to this proxy statement as Appendix B).

AUDIT COMMITTEE REPORT (continued)

We have discussed with the independent accountants the matters required by PCAOB AU 380, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and SEC Rule 2-07 of Regulation S-X, which includes a review of significant accounting estimates and Havertys’ accounting practices. In addition, we have received written disclosures and the letter from the independent accountants required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and discussed with the independent accountants their firm’s independence.

Based upon our discussion with management and the independent accountants, and our review of the representations of management and the independent accountants, we recommended to the Board that the audited consolidated financial statements be included in Havertys’ annual report on Form 10-K for the year ended December 31, 2013.

We considered whether the independent accountants’ provision of non-audit services to Havertys is compatible with maintaining the independent accountants’ independence, and have determined the provision of such non-audit services is compatible with the independent accountants’ independence. Accordingly, we have approved retention of Ernst & Young LLP as Havertys’ independent registered public accounting firm for fiscal year 2014.
We reviewed and reassessed the adequacy of the Audit Committee Charter and recommended no changes.

John T. Glover, Chair Vicki R. Palmer Fred L. Schuermann Al Trujillo

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this report be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITOR

The Audit Committee has selected Ernst & Young LLP as our independent auditor for the fiscal year ended December 31, 2014 and we are asking our stockholders to ratify this appointment.  Although ratification is not required by our bylaws or otherwise, the board is submitting the appointment of E&Y, an independent registered public accounting firm, to our stockholders for ratification because we value our stockholders’ views on our independent auditors and as a matter of good corporate practice.  In the event that our stockholders fail to ratify the appointment, the Audit Committee will consider it as a direction to consider the appointment of a different firm.  Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interests of our company and our stockholders.

Our Board of Directors recommends a vote “FOR” Ratification of the Appointment of Ernst & Young LLP, as our Independent Auditors for 2014.

OTHER INFORMATION

Ownership of Company Stock by Directors and Management

The following table sets forth information regarding beneficial ownership of our common stock and/or Class A common stock by each director, each individual in the Summary Compensation Table and by our directors and executive officers as a group, all as of February 28, 2014.  An asterisk indicates less than 1% of outstanding shares of that respective class.

	Common Stock				Class A Common Stock
	Shares Beneficially Owned (1)(2)		Acquirable Within 60 Days (3)	Percent of Class	Shares Beneficially Owned(2)		Percent of Class
Nominees for Holders of Class A Common Stock
John T. Glover	57,860		—	*	—		—
Rawson Haverty, Jr.	2,700	(4)	—	*	793,646	(5)(6)(7)	33.31%
L. Phillip Humann	109,019		—	*	—		—
Mylle H. Mangum	28,566		—	*	—		—
Frank S. McGaughey, III	14,015	(8)	—	*	138,377	(9)	5.81%
Clarence H. Smith	108,255	(10)	4,726	*	670,577	(11)(12)	28.15%
Al Trujillo	39,963		—	*	—		—
Nominees for Holders of Common Stock
Terence F. McGuirk	28,070		—	*	—		—
Vicki R. Palmer	28,893		—	*	—		—
Fred L. Schuermann	25,712		—	*	—		—
Named Executive Officers
Dennis L. Fink	143,773		9,802	*	—		—
Steven G. Burdette	24,310		—	*	30		*
J. Edward Clary	35,315		5,601	*	—		—
Richard D. Gallagher	21,231		—	*	—		—
Executive Officers and Directors as a group (18)	763,870		26,369	3.93%	1,606,424		67.43%

(1)
This column also includes shares beneficially owned under our directors’ Deferred Plan for the following individuals:  Mr. Glover – 9,644; Mr. Humann – 52,924; Ms. Mangum – 28,566; Mr. Schuermann – 25,712; Mr. Smith – 3,418; and Mr. Trujillo – 26,991.

(2)
Includes shares pledged as security in brokerage firms customary margin accounts, whether or not there are loans outstanding.  Common Stock: all directors and executive officers as a group – none. Class A common stock:  Mr. Haverty – 90,000 shares; and for all directors and executive officers as a group – 90,000.  Effective November 12, 2013, directors and executive officers are prohibited from pledging Havertys securities (including depositing securities in a margin account).  Officers and directors with such existing transactions have three years to reach compliance.

(3)	Represents shares resulting from the officers vested SSARs with exercise prices ranging from $8.74 to $9.13.
(4)	This amount includes 2,000 shares held in trust for the benefit of Mr. Haverty’s minor children for which he is co-trustee.
(5)
According to the Schedule 13D filed on December 17, 2013, H5, L.P. held 595,823 shares.  Mr. Haverty is the manager of the Partnership’s general partner, Pine Hill Associates, LLC.  Mr. Haverty disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(6)
This amount also includes 88,017 shares held by the Mary E. Haverty Foundation, a charitable organization, for which Mr. Haverty has sole voting power through a revocable proxy granted to him by the Foundation.  Mr. Haverty has no pecuniary interest in the shares of the Foundation and disclaims any beneficial ownership in the Foundation’s shares.

(7)	This amount also includes 17,024 shares held in trust for the benefit of Mr. Haverty’s minor children for which he is co-trustee.
(8)	This amount includes 5,500 shares owned by Mr. McGaughey’s wife and he disclaims any beneficial ownership in these shares.
(9)
According to the Schedule 13D filed on December 17, 2013, 72,392 shares were reported to be held by Ridge Partners, L.P.  Mr. McGaughey is the general partner of Ridge Partners L.P. and disclaims beneficial ownership of the shares held by Ridge Partners, L.P. except to the extent of his partnership interest.

(10)	This amount includes 25,187 shares held by Mr. Smith’s wife.
(11)
According to the Schedule 13D filed on December 17, 2013, 603,497 shares were reported to be held by Villa Clare Partners, L.P.   Mr. Smith is the manager of the Partnership’s general partner, West Wesley Associates, LLC.  Mr. Smith disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(12)	This amount also includes 1,950 shares held by Mr. Smith’s wife.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain officers and beneficial owners of more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in ownership with the SEC. Directors, officers and beneficial owners of more than 10% of our equity securities are also required by the SEC regulations to furnish us with copies of all such reports that they file. Based on our review of copies of such forms and amendments provided to us, we believe that all Section 16(a) filing requirements were timely complied with during the fiscal year ended December 31, 2013 with the exception of a Form 4 reporting a sale by the spouse of Mr. Frank McGaughey, III.

PRINCIPAL STOCKHOLDERS

The following table shows the number of shares of our common stock and/or Class A common stock owned by persons to have beneficial ownership of more than 5% of our outstanding shares of common and/or Class A common stock as of December 31, 2013 based on information filed with the SEC.  An asterisk indicates less than 5% of outstanding shares of that respective class.

	Common Stock		Class A Common Stock
	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class
BlackRock, Inc. 40 East 52nd Street, New York, NY 10055	1,916,993 (1)	9.5%	—	—
T. Rowe Price Associates, Inc 100 E. Pratt Street, Baltimore, MD 21202	1,875,920 (2)	9.3%	—	—
The Burton Partnership, LP P.O. Box 4643, Jackson, WY 83001	1,656,562 (3)	7.81%	—	—
Dimensional Fund Advisors LP 6300 Bee Cave Road, Austin, TX 78746	1,570,846 (4)	7.82%	—	—
Villa Clare Partners, L.P. 158 West Wesley Road, Atlanta, GA 30305	*	*	603,497(5)	25.22%
H5, L.P. 4414 Dunmore Road, NE, Marietta, GA 30068	*	*	595,823(6)	24.90%
Rawson Haverty, Jr. 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342	*	*	198,723(7)(8)	8.27%

(1)	According to a Schedule 13G filed on January 31, 2014, BlackRock, Inc. holds sole voting power over 1,867,775 and sole dispositive power over 1,916,993 shares of common stock
(2)
According to a Schedule 13G filed on February 10, 2014, T. Rowe Price Associates, Inc. (“Price Associates”) holds sole voting power over 769,320 shares of common stock and sole dispositive power over 1,875,920 shares of common stock. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. which has sole voting power over 1,101,800 shares, representing 5.4% of the shares outstanding, which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)
According to a Schedule 13G filed on April 22, 2009, The Burton Partnership, LP, The Burton Partnership (QP), LP and Donald W. Burton, General Partner holds sole voting and dispositive power over 1,656,562 shares of common stock.

(4)
According to a Schedule 13G filed on February 10, 2014, Dimensional Fund Advisors LP (“Dimensional”) holds sole voting over 1,533,311 shares and dispositive power over 1,570,846 shares of common stock. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). Dimensional possesses investment and/or voting power over the shares held by the Funds. The shares are owned by the Funds and Dimensional disclaims beneficial ownership of these securities.

(5)
According to a Schedule 13D filed on December 17, 2013, 603,497 shares were reported to be held Villa Clare Partners, L.P.   Clarence H. Smith is the manager of the Partnership’s general partner, West Wesley Associates, LLC.  Mr. Smith disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(6)
According to a Schedule 13D filed on December 17, 2013,  H5, L.P. holds shared voting power over 595,823 shares of Class A common stock.  Rawson Haverty, Jr. is the manager of the Partnership’s general partner, Pine Hill Associates, LLC.  Mr. Haverty disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(7)
This amount includes 88,017 shares held by the Mary E. Haverty Foundation, a charitable organization, for which Mr. Haverty has sole voting power through a revocable proxy granted to him by the Foundation.  Mr. Haverty has no pecuniary interest in the shares of the Foundation and disclaims any beneficial ownership in the Foundation’s shares.

(8)	This amount also includes 17,024 shares held in trust for the benefit of Mr. Haverty’s minor children for which he is co-trustee.

AVAILABLE INFORMATION

A copy of our Annual Report on Form 10-K, as filed with the SEC, is available free of charge, upon written request to: Stockholder Relations, Havertys, 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342 or by calling 1-800-241-4599.  Our Form 10-K is also available at our website at www.havertys.com.

OTHER BUSINESS

As of the date of this proxy statement, we do not know of any business, other than that described in this proxy statement that may come before the meeting. The persons named on your Notice of Internet Availability of Proxy Materials, proxy card or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By Order of the Board of Directors

Jenny Hill Parker
Senior Vice President, Finance,
  Secretary and Treasurer

March 28, 2014
Atlanta, Georgia

APPENDIX A

HAVERTY FURNITURE COMPANIES, INC.

2014 LONG-TERM INCENTIVE PLAN

Approved by Stockholders
[enter date]

TABLE OF CONTENTS

SECTION 1 - PURPOSE	1
SECTION 2 - DEFINITIONS	1
SECTION 3 - ADMINISTRATION	6
SECTION 4 - SHARES AVAILABLE FOR AWARDS	8
SECTION 5 - ELIGIBILITY	9
SECTION 6 - STOCK OPTIONS	9
SECTION 7 - STOCK APPRECIATION RIGHTS	11
SECTION 8 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS	12
SECTION 9 - DEFERRED SHARES AND DEFERRED STOCK UNITS	14
SECTION 10 - PERFORMANCE AWARDS	16
SECTION 11 - NON-EMPLOYEE DIRECTOR AWARDS	17
SECTION 12 - PROVISIONS APPLICABLE TO COVERED OFFICERS AND PERFORMANCE-BASED AWARDS	17
SECTION 13 - TERMINATION OF EMPLOYMENT	20
SECTION 14 - CHANGE IN CONTROL	20
SECTION 15 - AMENDMENT, SUSPENSION AND TERMINATION	20
SECTION 16 - GENERAL PROVISIONS	21
SECTION 17 - TERM OF THE PLAN	25

HAVERTY FURNITURE COMPANIES, INC.
2014 LONG-TERM INCENTIVE PLAN
SECTION 1 - Purpose

This plan shall be known as the “Haverty Furniture Companies, Inc. 2014 Long-Term Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Haverty Furniture Companies, Inc., (the “Company” or “Havertys”), and its shareholders by (i) attracting and retaining officers, employees, and non-employee directors of the Company and its Subsidiaries, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals and increased shareholder value, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking compensation to the long-term interests of shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2 - Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Share, Deferred Stock Unit, or Performance Award granted under the Plan, whether singly or in combination, to a Participant pursuant to such terms, conditions, restrictions and limitations, if any, as may be established at the time of grant or such other time as permitted under the Plan.

“Award Agreement” shall mean any written or electronic agreement, contract, notice or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Base Price” shall mean the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise defined in an employment agreement applicable to the Participant, (i) a Participant’s conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (a) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, (b) on a felony charge or (c) on an equivalent charge to those in clauses (a) and (b) in jurisdictions which do not use those designations; (ii) the engaging by a Participant in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act); (iii) a Participant’s failure to perform his or her duties to the Company or its Subsidiaries; (iv) a Participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its Subsidiaries or affiliates is a member; (v) a Participant’s violation of any policy of the Company or its Subsidiaries concerning hedging or confidential or proprietary information, or a Participant’s material violation of any other policy of the Company or its Subsidiaries as in effect from time to time; (vi) the engaging by a Participant in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; or (vii) the engaging by the Participant in any conduct detrimental to the Company or its Subsidiaries. The determination as to whether “Cause” has occurred shall be made by the Committee in its sole discretion. The Committee shall also have the authority in its sole discretion to waive the consequences under the Plan or any Award Agreement of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, the occurrence of any one of (and shall be deemed to have occurred on the date of the earliest to occur of) the following events:

(i)
any “Person” (for purposes of this “Change in Control” definition, as defined under Section 3(a)(9) of the Exchange Act and as modified and used in Section 13(d) or Section 14(d) of the Exchange Act), excluding Rawson Haverty, Mrs. Betty Haverty Smith, Frank S. McGaughey, Jr., their spouses, lineal descendants, heirs, administrators or representatives or any Person controlled (directly or indirectly) by any of them is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, as such term is defined in the rules and regulations of the Securities and Exchange Commission) that together with equity securities held by such Persons represent more than 50% of the combined voting power of the Company's then outstanding securities;

(ii)
any “Person” (for purposes of this definition only, as defined under Section 3(a)(9) of the Exchange Act and as modified and used in Section 13(d) or Section 14(d) of the Exchange Act), excluding Rawson Haverty, Mrs. Betty Haverty Smith, Frank S. McGaughey, Jr., their spouses, lineal descendants, heirs, administrators or representatives or any Person controlled (directly or indirectly) by any of them acquire (or have acquired during the 12-month period ending on the date of the most recent acquisition by such Persons) ownership of equity securities of the Company possessing 30% or more of the combined voting power of the equity securities of the Company;

(iii)
during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this “Change in Control” definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iv)	the approval by shareholders of the Company and consummation of a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board.

“Company” shall mean Haverty Furniture Companies, Inc., a Maryland corporation, and its successors and assigns.

“Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

“Deferred Share” shall mean any Share pursuant to Section 9 of this Plan providing the right to receive Shares at the end of a specified Deferral Period.

“Deferred Stock Unit” shall mean any unit pursuant to Section 9 of this Plan providing the right to receive Shares at the end of a specified Deferral Period.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, total and permanent disability as defined in Section 22(e)(3) of the Code.

“Dividend Equivalents” shall mean amounts equivalent to the dividends paid on Shares.

“Employee” shall mean an employee of any Employer.

“Employer” shall mean the Company or any Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” with respect to the Shares, shall mean, as of any date, (i) the closing sales price at which Shares were sold on the New York Stock Exchange, or, if the shares are not listed on the New York Stock Exchange, on any other such exchange on which the Shares are traded, on such date, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Committee in its sole discretion.

“Incentive Stock Option” or “ISO” shall mean any Option that is intended to qualify as an “Incentive Stock Option” under Section 422 of the Code or any successor provision.

“Non-Employee Director” shall mean a member of the Board who is not an Employee and who has not been an officer of the Company or any of its Subsidiaries.

“Non-Qualified Stock Option” or “NQSO” shall mean any Option that is not intended to qualify as an Incentive Stock Option.

“Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 or 11 of the Plan.

“Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

“Participant” shall mean any Employee, Non-Employee Director, consultant or advisor who receives an Award under the Plan; provided that only Employees shall be eligible to receive grants of Incentive Stock Options; provided further, that consultants or advisors shall be eligible for Awards under the Plan only if (i) they are natural persons; (ii) they provide bona fide services to the Company or any of its Subsidiaries; and (iii) the services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Performance Award” shall mean any right granted under Section 10 of the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this Haverty Furniture Companies, Inc. 2014 Long-Term Incentive Plan.

“Restricted Stock” shall mean any Share granted under Section 8 or 11 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 or 11 of the Plan.

“Retirement” shall mean voluntary retirement from Havertys, on or after age 65, upon written notice from the Employee to the Company that the Employee is permanently retiring from Havertys and the retail furniture industry.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 162(m)” shall mean Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

“Shares” shall mean shares of the common stock, $1.00 par value, as adjusted from time to time for stock splits or reverse stock splits, of the Company.

“Spread” means, in the case of a Stock Appreciation Right, the amount by which Fair Market Value of a Share on the date when any such right is exercised exceeds the Base Price specified in the applicable Award Agreement.

“Stock Appreciation Rights” shall mean a right granted under Section 7 of this Plan.

“Subsidiary” shall mean any Person which is a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Company.

“Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a Person acquired by the Company or with which the Company or one of its Subsidiaries combines.

“Termination of Employment” shall mean the termination of the employee-employer relationship between a Participant and the Employer for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Workforce Reduction or Retirement, but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of a Participant by another Employer; (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship; and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by an Employer with the former Employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions with respect to Awards under this Plan relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Employment for purposes of this Plan. However, notwithstanding any provision of this Plan, an Employer has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without Cause.

“Vesting” shall mean, with respect to an Award, the lapse of any applicable forfeiture restrictions.

“Workforce Reduction” shall mean any termination of the employee-employer relationship between a Participant and the Employer as a result of the discontinuation by the Company of a business or line of business or a realignment of the Company, or a part thereof, or any other similar type of event, provided that the Committee or the Board has designated such discontinuation, realignment or other event as a “Workforce Reduction” for purposes of this Plan.

SECTION 3 - Administration

(A)
Authority of Committee. Except as provided by Section 11 hereof, the Plan shall be administered by the Committee, it being understood that the Board retains the right, at its option, to make Awards under the Plan other than performance-based Awards intended to meet the requirements of Section 162(m). Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) subject to the provisions of Sections 6(B) and 15(B) hereof, amend or modify the terms of any Award after grant; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan subject to the exclusive authority of the Board under Section 15 hereunder to amend, suspend or terminate the Plan.

(B)
Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including any Employer, any Participant, any holder or beneficiary of any Award, any Employee, and any Non-Employee Director.

(C)
Delegation. Subject to the terms of the Plan, the Board or the Committee may, to the extent permitted by law, delegate to (i) a subcommittee of the Committee, (ii) one or more officers or managers of an Employer or (iii) a committee of such officers or managers, the authority, subject to such terms and limitations as the Board or the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate, Awards. Notwithstanding the foregoing, the Committee may not delegate the authority to grant (i) Awards to Participants who are officers or directors of the Company for purposes of Section 16 or are otherwise subject to such Section or (ii) Awards intended to meet the performance-based compensation requirements of Section 162(m) unless such Awards are granted by a subcommittee of the Committee that satisfies the requirements of Section 12.

(D)
Indemnification. No member of the Board or the Committee or any Employee (each such person a “Covered Person”) shall have any liability to any person (including any grantee) for any action taken or omitted to be taken in the performance of his or her duties with respect to the Plan or any Award, for a purpose reasonably believed by the Covered Person to be in the interest of the participants and beneficiaries of the Plan, and any such action taken or omitted to be taken shall be deemed to be for a purpose which is not opposed to the best interests of the Company. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or reasonable expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any bona fide claim, action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken by him or her under the Plan or any Award Agreement in his or her capacity as a member of the Board or the Committee or as an Employee and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal , determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Charter or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

SECTION 4 - Shares Available for Awards

(A)
Shares Available. Subject to the provisions of Section 4(B) hereof, the maximum number of Shares that may be issued under the Plan shall be (i) 500,000 plus (ii) the number of Shares that were authorized but unissued under the Haverty Furniture Companies, Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”) as of the Effective Date plus (iii) the number of Shares subject to outstanding grants under the 2004 Plan (each, a “2004 Plan Award”) on the Effective Date that are forfeited or expire on or after the Effective Date in accordance with the terms of the underlying grants plus (iv) the number of Shares surrendered on or after the Effective Date to exercise a 2004 Plan Award or withheld on or after the Effective Date to satisfy withholding tax liabilities under a 2004 Plan Award. The number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options may not exceed 500,000, subject to adjustment as provided in Section 4(B) of the Plan. If, after the Effective Date, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares by the Participant or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company from the total number of Shares that otherwise would have been delivered to the Participant, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Each 2004 Plan Award shall remain subject to the terms of the applicable award agreement and the 2004 Plan, but Shares delivered pursuant to such award on or after the Effective Date shall be issued under this Plan.

(B)
Adjustments. The number of Shares covered by each outstanding Award, the number of Shares available for Awards, the number of Shares that may be subject to Awards to any one Participant, and the price per Share covered by each such outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, and may be proportionately adjusted, as determined in the sole discretion of the Board, for any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company or to reflect any distributions to holders of Shares other than regular cash dividends. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. After any adjustment made pursuant to this paragraph, the number of Shares subject to each outstanding Award shall be rounded to the nearest whole number.

(C)	Substitute Awards. To the extent permitted by applicable law, any Shares issued by the Company as Substitute Awards shall not reduce the Shares available for Awards under the Plan.
(D)
Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

SECTION 5 - Eligibility

Any Employee (including any officer or employee-director of an Employer), Non-Employee Director, consultant or advisor (subject to the limitations set forth in the definition of “Participant” in Section 2) shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted pursuant to Section 11 hereof.

SECTION 6 - Stock Options

(A)
Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of an Option. A person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Committee shall so determine. Options granted under this Plan may be Incentive Stock Options, Non-Qualified Stock Options or a combination of the foregoing, provided that Incentive Stock Options may be granted only to Employees. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all Plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

(B)
Option Price. The Committee, in its sole discretion, shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of the Award (the “Grant Date”). If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code), and an Incentive Stock Option is granted to such Employee, the Option Price shall be no less than 110% of the Fair Market Value of the Shares on the Grant Date. Notwithstanding the foregoing and except as provided by the provisions of Sections 4(B) and 15(C) hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options, without shareholder approval.

(C)
Term. Subject to the Committee’s authority under Section 3(A) hereof, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted; provided, however, that if an Incentive Stock Option is granted to an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation (within the meaning of Section 424(e) of the Code), the term of such Incentive Stock Option shall be no more than five years from the date of grant.

(D)	Exercise.
(i)
Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option will be exercisable in full at any time or from time to time during the term of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine.

(ii)
The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.

(iii)
An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof and in accordance with the procedures established by the Company or its designated third party administrator.

(iv)
Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by tendering, either by way of actual delivery of Shares or attestation, whole Shares, valued at the Fair Market Value of such Shares on the date of exercise, together with any applicable withholding taxes, (ii) by a combination of such cash (or cash equivalents) and such Shares or (iii) by such other method of exercise as may be permitted from time to time by the Committee. Subject to applicable securities laws and at the discretion of the Committee, an Option may also be exercised by (i) delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired pursuant to a brokerage or similar agreement or program or (ii) through a reduction in the number of Shares received through the exercise of the Option. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares and shall not be entitled to any dividend or distribution the record date of which is prior to the date of issuance of such Shares.

(v)
Notwithstanding anything in this Plan to the contrary, a Participant shall be required to pay to the Company an amount equal to the spread realized in connection with the Participant’s exercise of an Option within six months prior to such Participant’s termination of employment by resignation in the event that such Participant, within six months following such Participant’s termination of employment by resignation, engages directly or indirectly in any activity determined by the Committee, in its sole discretion, to be competitive with any activity of the Company or any of its Subsidiaries. This subsection (v) shall be void and of no legal effect upon a Change in Control.

SECTION 7 - Stock Appreciation Rights

(A)	Grant.
(i)
The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right provides a Participant the right to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)
Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares, or any combination thereof and may preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash;

(b)	Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date;
(c)
Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable;

(d)	Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control of the Company or other similar transaction or event;
(e)
Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee, which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan;

(f)
Each grant of a Stock Appreciation Right shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value of the Shares on the Grant Date. Successive grants of Stock Appreciation Rights may be made to the same Participant regardless of whether any Stock Appreciation Rights previously granted to such Participant remain unexercised. Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Stock Appreciation Rights or installments thereof shall become exercisable, and any grants may provide for the earlier exercise of such rights in the event of a Change in Control of the Company or other similar transaction or event. No Stock Appreciation Right granted under this Plan may be exercised more than ten (10) years from the Grant Date.

SECTION 8 - Restricted Stock and Restricted Stock Units

(A)	Grant.
(i)
Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Stock and Restricted Stock Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(ii)
Each Restricted Stock or Restricted Stock Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such Restricted Stock or Restricted Stock Unit Award. Such agreement may set forth (i) a period of time during which the grantee must remain in the continuous employment of one or more Employers in order for any applicable forfeiture and transfer restrictions to lapse and (ii) performance or other conditions the satisfaction of which will result in the lapsing of any applicable forfeiture and transfer restrictions. If the Committee so determines, the restrictions may lapse during the period in which such time and performance conditions apply (the “Restricted Period”) in installments with respect to specified portions of the Shares covered by the Restricted Stock or Restricted Stock Unit Award. The Committee may, at its discretion and in accordance with Section 16(A) hereof, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock and Restricted Stock Unit Awards.

(B)
Delivery of Shares. The Company may implement the grant of a Restricted Stock Award by (i) book-entry issuance of Shares to the Participant in an account maintained by the Company at its transfer agent or (ii) delivery of certificates for Shares to the Participant who must execute appropriate stock powers in blank and return the certificates and stock powers to the Company. Such certificates and stock powers shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and the certificate shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Unless otherwise determined by the Committee and provided in the Award Agreement, the grantee shall have all rights of a shareholder with respect to the shares of Restricted Stock, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) in the case of certificated Shares, the grantee shall not be entitled to delivery of the stock certificate until the expiration of the Restricted Period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares and (ii) except as otherwise determined by the Committee and provided in the Award Agreement, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of one or more Employers for the entire Restricted Period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Stock Award are met. Except as otherwise determined by the Committee and provided in the Award Agreement, any dividends (including cash dividends) granted with respect to Restricted Stock shall be subject to the same restrictions that apply to the underlying Shares.

(C)
Termination of Restrictions. At the end of the Restricted Period and provided that any other restrictive conditions of the Restricted Stock Award are met, or at such earlier time as is determined by the Committee in accordance with Section 16(A) hereof, all restrictions set forth in the Award Agreement relating to the Restricted Stock Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and, if certificated, a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend imposed thereon by the Committee as described in the second sentence of Subsection (B) of this Section 8, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

(D)
Payment of Restricted Stock Units. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Except as otherwise provided in the applicable Award Agreement, Participants shall not be credited with Dividend Equivalents on any Restricted Stock Units. If Dividend Equivalents are credited, the amount of any such Dividend Equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Restricted Stock Units then credited to him. Any such Dividend Equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Stock Units based upon the Fair Market Value of a Share on the date of such crediting. Except as otherwise determined by the Committee and provided in the Award Agreement, all Restricted Stock Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of one or more Employers for the entire Restricted Period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met. Except as otherwise determined by the Committee and provided in the Award Agreement, any Dividend Equivalents granted with respect to Restricted Stock Units shall be subject to the same restrictions that apply to the underlying Shares.

SECTION 9 - Deferred Shares and Deferred Stock Units

(A)	Grant.
(i)
Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Deferred Shares or Deferred Stock Units shall be granted, the number of shares of Deferred Shares or Deferred Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Deferred Shares or Deferred Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Deferred Shares and Deferred Stock Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(ii)
Each Deferred Share or Deferred Stock Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such Deferred Share or Deferred Stock Unit Award. Such agreement may set forth (i) a period of time during which the grantee must remain in the continuous employment of one or more Employers in order for the forfeiture and transfer restrictions to lapse and (ii) performance or other conditions the satisfaction of which will result in the lapsing of any applicable forfeiture and transfer restrictions. If the Committee so determines, the restrictions may lapse during the period in which such time and performance conditions apply (the “Deferral Period”) in installments with respect to specified portions of the Shares covered by the Deferred Share or Deferred Stock Unit Award. The Committee may, at its discretion and in accordance with Section 16(A) hereof, waive all or any part of the restrictions applicable to any or all outstanding Deferred Shares or Deferred Stock Unit Awards.

(iii)
Each grant shall provide that the Deferral Period shall be fixed by the Committee on the Grant Date, and any grant may provide for the earlier termination of such period in the event of a Change in Control of the Company or other similar transaction or event.

(iv)
During the Deferral Period, the Participant shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Shares, but the Committee may on or after the Grant Date authorize the payment of Dividend Equivalents on such Shares in cash or additional Shares. Except as otherwise determined by the Committee and provided in the Award Agreement, any Dividend Equivalents granted with respect to Deferred Shares shall be subject to the same restrictions that apply to the underlying Shares.

(v)
Any grant or the Vesting of Deferred Share or Deferred Stock Units Awards may be further conditioned upon the attainment of performance goals established by the Committee in accordance with the applicable provisions of Section 10 of the Plan regarding Performance Awards. Except as otherwise determined by the Committee, all Deferred Shares or Deferred Stock Units and all rights of the Participant to such Deferred Shares or Deferred Stock Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of one or more Employers for the entire Deferral Period in relation to which such Deferred Shares or Deferred Stock Units were granted and unless any other restrictive conditions relating to the Deferred Shares or Deferred Stock Units are met.

(B)
Payment of Deferred Stock Units. Each Deferred Stock Unit shall have a value equal to the Fair Market Value of a Share. Deferred Stock Units shall be paid in Shares at the end of the designated Deferral Period and the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Except as otherwise provided in the applicable Award Agreement, Participants shall not be credited with Dividend Equivalents on any Deferred Stock Units. If Dividend Equivalents are credited, the amount of any such Dividend Equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Deferred Stock Units then credited to the Participant. Any such Dividend Equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Deferred Stock Units based upon the Fair Market Value of a Share on the date of such crediting. Except as otherwise determined by the Committee and provided in the Award Agreement, any Dividend Equivalents granted with respect to Deferred Stock Units shall be subject to the same restrictions that apply to the underlying Shares.

SECTION 10 - Performance Awards

(A)
Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(B)
Terms and Conditions. Subject to the terms of the Plan, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may change specific provisions of the Performance Award, provided, however, that such change may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the change.

(C)
Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. If a Participant ceases to be employed by any Employer during a performance period because of death, Disability, Retirement or other circumstance in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of a Performance Award, or a portion thereof, at the end of the performance period; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Award in such amount and under such terms and conditions as the Committee deems appropriate or desirable. Unless otherwise determined by the Committee, Termination of Employment prior to the end of any performance period will result in the forfeiture of the Performance Award, and no payments will be made.

SECTION 11 - Non-Employee Director Awards

The Board may provide that all or a portion of a Non-Employee Director’s annual retainer and meeting fees, or other forms of compensation, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Shares or Deferred Stock Units. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

SECTION 12 - Provisions Applicable to Covered Officers and Performance-Based Awards

If the Committee deems it appropriate to grant Restricted Stock, Restricted Stock Units, Deferred Shares, Deferred Stock Units or Performance Awards intended to comply with the requirements of “performance-based compensation” under Section 162(m), such Awards shall satisfy the requirements of this Section 12.

(A)
An Award intended to meet the performance-based compensation exemption of Section 162(m) shall be granted by a Committee (or sub-committee thereof) composed solely of two or more members each of whom qualifies as an “outside director” under Section 162(m) and shall become payable solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 12, performance goals shall be limited to one or a combination of the following Employer or operating unit financial performance measures:

(i)	Financial Return Metrics:
(a)	Return on equity
(b)	Return on capital
(c)	Return on assets
(d)	Return on investment
(e)	Return on invested capital

(ii)	Earnings Metrics:
(a)	Earnings per share (including variants such as diluted earnings per share)
(b)	Total earnings
(c)	Earnings growth
(d)	Earnings before taxes
(e)	Earnings before interest and taxes
(f)	Earnings before interest, taxes, depreciation and amortization
(g)	Operating profit
(h)	Net earnings

(iii)	Sales Metrics:
(a)	Sales
(b)	Sales growth
(c)	Comparable store sales
(d)	Sales per retail square foot
(e)	Average ticket sales
(f)	Sales per employee
(g)	Sales per operating store

(iv)	Stock Price Metrics:
(a)	Increase in the fair market value of the shares
(b)	Share price (including but not limited to growth measures and total shareholder return)

(v)	Cash Flow Metrics:
(a)	Cash flow (including but not limited to operating cash flow and free cash flow)
(b)	Cash flow return on investment (which equals net cash flow divided by total capital)

(vi)	Balance Sheet Metrics:
(a)	Inventory
(b)	Inventory turns
(c)	Internal rate of return

(vii)	Other Strategic Metrics:
(a)	Gross margin
(b)	Gross margin return on investment
(c)	Economic value added (EVA)
(d)	Operating cost management targets
(e)	Customer satisfaction surveys
(f)	Attrition improvements
(g)	Safety record goals
(h)	Timely and successful completion of key corporate projects
(i)	Productivity improvements

Each goal may be expressed on an absolute or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (consolidated or unconsolidated) or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity or Shares outstanding, or to assets or net assets.

(B)
To the extent necessary to comply with Section 162(m), with respect to any Award intended to meet the requirements of Section 162(m), no later than 90 days following the commencement of each performance period (or such earlier time as may be required to meet the requirements of Section 162(m)), the Committee shall, in writing, (i) select the performance goal or goals applicable to the performance period, (ii) establish the various targets and bonus amounts which may be earned for such performance period, (iii) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period, and (iv) specify whether and to what extent any evaluation of performance under a performance goal will be adjusted to exclude the effects of asset impairments, restructurings, acquisitions, divestitures, other unusual or non-recurring items, store closing costs, and the cumulative effect of accounting changes, as determined in accordance with generally accepted accounting principles, as applicable. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

(C)
Subject to adjustment as provided in Section 4(B) hereof, for Awards intended to meet the performance-based compensation exemption of Section 162(m), no Covered Officer may be granted in any one calendar year:

(i )	Options to purchase more than 100,000 Shares;
(ii)	Stock Appreciation Rights with respect to more than 100,000 Shares;
(iii)	Restricted Stock in excess of 100,000 Shares;
(iv)	Restricted Stock Units with a payout of more than 100,000 Shares;
(v)	Deferred Shares in excess of 100,000 Shares;
(vi)	Deferred Stock Units with a payout of more than 100,000 Shares; or
(vii)	Any Award that may be settled only in cash in excess of $1,000,000.
The maximum amount paid to any Covered Officer in any calendar year with respect to dividends or Dividend Equivalents shall not exceed the value of 100,000 Shares determined as of the date payment of such dividends or Dividend Equivalents is made.

SECTION 13 - Termination of Employment

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Employment and shall provide such terms in the Award Agreement. Notwithstanding the foregoing and subject to the limitation contained in the last sentence of Section 6(C) hereof, upon the Termination of Employment as a result of a Workforce Reduction of an Employee who has received an Award of Options, such Options shall expire on the date specified by the Committee at the time of the Termination of Employment.

SECTION 14 - Change in Control

In the event of a Change in Control, except as otherwise provided in the applicable Award Agreement, any and all conditions, including forfeiture conditions, and limitations applicable to the exercise of outstanding Awards or the issuance of cash or Shares under outstanding Awards shall lapse automatically, and the Committee shall have the right to cancel such Awards in exchange for the consideration each holder of such an Award would have received if such Award (to the extent outstanding immediately prior to the Change in Control) had been fully exercised or earned immediately prior to such Change in Control; provided, that to the extent any condition or limitation on an Award relates to satisfaction of a performance goal and there is a target for such goal, such condition or limitation shall be deemed satisfied under this Section 14 only to the extent of such target.

SECTION 15 - Amendment, Suspension and Termination

(A)
Termination, Suspension or Amendment of the Plan. The Board may amend, alter, modify, suspend, discontinue, or terminate the Plan or any portion thereof at any time, subject to all applicable laws and to the rules and regulations of the SEC and the New York Stock Exchange (or any successor organizations) respecting shareholder approval or other requirements; provided that, without shareholder approval the Board may not (i) increase the maximum number of Shares available for issuance under the Plan (other than increases due to changes in capitalization referred to in Section 4(B) hereof), or (ii) change the class of Employees eligible for Incentive Stock Options. No such amendment, alteration, modification, suspension, discontinuation or termination shall materially and adversely affect any right acquired by any Participant or beneficiary of a Participant under the terms of an Award granted before the date of such amendment, alteration, modification, suspension, discontinuation or termination, unless such Participant or beneficiary shall consent.

(B)
Termination, Suspension or Amendment of Awards. Subject to the restrictions of Section 6(B) hereof, the Committee may waive any conditions or rights under, amend any terms of, or modify, alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, modification, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary; provided, however, that it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 4 hereof does not materially and adversely affect any such rights.

(C)
Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(B) hereof) affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee is required to make such adjustments pursuant to section 4(B) hereof or whenever the Board, in its sole discretion, determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, with respect to Awards intended to comply with Section 162(m), no such adjustment shall be authorized to the extent that such authority would cause such Award to fail to meet the requirements of Section 162(m).

SECTION 16 - General Provisions

(A)
Section 409A Compliance. Each Award is intended either to be exempt from the requirements of Code Section 409A and the regulations and other binding guidance issued thereunder (the “409A Guidance”) or to satisfy the requirements of Code Section 409A and the 409A Guidance (in form and operation) so that compensation deferred under such Award (and applicable earnings) shall not be included in income under Code Section 409A, and the Plan will be construed to that effect. If an Award is subject to Code Section 409A and the 409A Guidance, the Award Agreement will incorporate and satisfy the written documentation requirement of Code Section 409A and the 409A Guidance either directly or by reference to other documents and no termination, amendment, modification of or adjustment under the Plan or such Award shall cause the Award to fail to satisfy Code Section 409A and the 409A Guidance.

(B)
Dividends and Dividend Equivalents. In the sole and complete discretion of the Committee, an Award (other than an Option or a Stock Appreciation Right) may provide the Participant with dividends or Dividend Equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividends or Dividend Equivalents that are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or Dividend Equivalents credited in connection with Performance Awards, be credited as additional Performance Awards, and such dividends and Dividend Equivalents shall be paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

(C)
No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees or Non-Employee Directors or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(D)
Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state or foreign laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(E)
Withholding. A Participant may be required to pay to an Employer, and each Employer shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) required by law or regulation to be withheld to satisfy federal, state, and local taxes, foreign or domestic, with respect to an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, Vesting, exercise, or payment of any Award.

(F)
Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Award and any rules applicable thereto. An Award shall be effective only upon delivery to a Participant, either electronically or by paper means, of an Award Agreement. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

(G)
No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval as such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(H)
No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of any Employer. Further, an Employer may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(I)
No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such Shares are issued to such Participant, holder or beneficiary and such Participant, holder or beneficiary shall not be entitled to any dividend or distribution the record date of which is prior to the date of such issuance.

(J)
Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to the conflict of law principles thereof.

(K)
Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(L)
Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

(M)
No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

(N)
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(O)
Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(P)
Binding Effect. The terms of the Plan shall be binding upon the Company and its successors and assigns and the Participants and their legal representatives, and shall bind any successor of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations hereunder, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(Q)
No Third Party Beneficiaries. Except as expressly provided herein or therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies hereunder or thereunder. The exculpation and indemnification provisions of Section 3(D) shall inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

(R)
Award Transfer Restrictions. Except as otherwise provided in the applicable Award Agreement for Awards other than Incentive Stock Options, no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. No transfer of an Award by a grantee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and such other evidence as the Committee may deem necessary to establish the validity of the transfer. Notwithstanding the foregoing, the Committee may in its discretion permit the transfer of Non-Qualified Stock Options by a Participant to or for the benefit of the Participant’s Immediate Family, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Options prior to such transfer. The foregoing transfer shall apply to the right to consent to amendments to any Award Agreement evidencing such Option and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with such Option. For purposes of this paragraph, the term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father -in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(S)
Incapacity. Options and SARs shall be exercisable during a Participant’s lifetime only by the Participant; provided, however, that in the event a Participant is incapacitated and unable to exercise his or her Options or SARs, such Awards may be exercised by the Participant’s legal guardian, legal representative or other representative if the Committee deems such representative appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of an incapacitated Participant’s appropriate representative shall be made by the Committee in its sole discretion.

(T)
Improper Conduct. If payment under an Award is made to a Participant who is an “executive officer” as defined in Rule 3b-7 or such Participant’s spouse or beneficiary and the Committee later determines that financial results used to determine the amount of that Award are materially restated and that the Participant engaged in fraud or intentional misconduct, the Company will seek repayment or recovery of the Award, as appropriate, notwithstanding any contrary provision of the Plan.

SECTION 17 - Term of the Plan

(A)	Effective Date. The Plan shall be effective as of the date it has been approved by the Company’s shareholders (the “Effective Date”).
(B)
Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, modify, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

APPENDIX B

HAVERTY FURNITURE COMPANIES, INC.
AUDIT COMMITTEE CHARTER

PURPOSE AND RESPONSIBILITY: The primary function of the Audit Committee (the “Committee”) is to represent and assist the board in fulfilling its oversight responsibility regarding:

1.	The integrity of the Company’s financial statements.
2.	The appropriateness of the Company’s accounting policies.
3.	The adequacy of the Company’s internal controls and the integrity of the Company’s financial information reported to the public.
4.	The performance of the Company’s internal audit function.
5.	The selection, qualifications, independence and performance of the Company’s independent auditors.
6.	The Company’s compliance with legal and regulatory requirements.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are presented fairly in all material respects in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditor. Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the members of the Committee.

MEMBERSHIP: The Committee shall be comprised of no fewer than three independent members of the board.

To be considered independent, each Committee member must: (1) meet the independence requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, (2) must not accept any compensation from the Company either directly or indirectly other than compensation as a board member, Committee member or as a member of any other committee of the board and (3) must not be an affiliated person of the Company or any of its subsidiaries.

The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and elected annually by the board to serve until their successors are duly elected and qualified.

All members of the Committee shall be financially literate as determined by the board, or must become financially literate within a reasonable period of time after their appointment to the Committee, and at least one member of the Committee shall be an “audit committee financial expert”, as defined by the SEC.
Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Committee members may be removed by a majority of the board at any time, with or without cause.

MEETINGS AND PROCEDURES: The Committee shall meet at least four times annually or more frequently as circumstances dictate.

The Committee may meet in person, telephonically or electronically, or by any other means permitted by law or the Company’s By-laws.

As part of its responsibility to foster free and open communication, the Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

A majority of the members of the Committee shall constitute a quorum and the Committee shall act on the affirmative vote of a majority at a meeting at which a quorum is present.

The Committee may take action by unanimous written consent in lieu of a meeting.

Special meetings of the Committee may be called by the chairman or any two members of the Committee.

The Committee shall report to the board any material actions taken or significant matters discussed at each meeting of the Committee.

The Committee shall keep written minutes of its meetings which minutes shall be maintained with the books and records of the Company. Any member of the board shall be provided with copies of such Committee minutes if requested.

The Committee will discuss with the board any material issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function.

DUTIES AND RESPONSIBILITIES
The Committee will have broad authority and powers in fulfilling its purpose and discharging its responsibilities.

Resources

The Committee shall maintain free and open communication between the Committee, independent auditor, the internal auditors, and management of the Company.

The Committee shall be empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

The Committee shall receive appropriate funding from the Company, as determined by the Committee, for payment of compensation to any such counsel and advisor.

Independent Auditor: In connection with its oversight of the independent auditor, the Committee shall:

Be directly responsible for the appointment, approving the compensation, retention, and termination of the independent auditor.

Review and approve the terms of the engagement of the independent auditor, including the scope of their audit, proposed fees and personnel qualifications.

Be directly responsible for the oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting.

Approve in advance any permissible audit and non-audit services and fees provided by the independent auditor and shall not engage the independent auditor to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to the chairman of the Committee. The decisions of the chairman to whom pre-approval authority is delegated must be presented to the Committee at its next scheduled meeting.

Periodically review information from the independent auditor regarding the independent auditor’s qualifications, independence and performance.
  Receive from the independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Public Company Accounting Oversight Board (“PCAOB”) Rule 3526, Communication with Audit Committees Concerning Independence;
  Discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditors’ independence and objectivity; and;
  Recommend that the board take appropriate action in response to the independent auditors’ report to satisfy itself of the auditor’s independence.
Require the rotation of the lead audit partner of the independent audit firm every five years, with a two-year timeout provision. The Committee shall establish when the five-year limit will be reached for the current lead audit partner. At least one year prior to that time, the Committee shall discuss transition plans for the new lead audit partner. The five-year limit will be reviewed annually with the independent auditor.

Set clear hiring policies for employees or former employees of the independent auditor that meets the SEC regulations and stock exchange listing standards.

Receive and review required communications from the independent auditor, including the independent auditor’s report concerning:
  critical accounting policies and practices to be used;
  all alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

At least annually, receive and review the independent auditor’s report on:
  the independent auditor’s internal quality control procedures.
  any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.
Internal Audit: The Committee shall:

Review and concur in the appointment and replacement of the head of internal audit.

Review the objectivity, organization structure, staff qualifications and responsibilities of the internal audit department.

Review the significant reported issues to management prepared by the internal audit function and the management responses to such issues/recommendations.

Review the internal audit process for establishing the annual internal audit plan.

Risk Assessment and Risk Management

The Committee shall review and discuss with management, the internal auditors and the independent auditor the Company’s policies and procedures with respect to risk assessment and risk management, and inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

Controls and Significant Accounting Policies: The Committee shall:

Review with management and the internal auditors the adequacy and effectiveness of the Company’s internal controls, financial controls and disclosure controls and procedures and the Report of Management on Internal Control over Financial Reporting.

Review with the independent auditor and management the independent auditor’s Annual Report on Internal Control over Financial Reporting.

Review with management and the independent auditor the Company’s significant accounting policies.
Review with the independent auditor any audit problems, differences or difficulties and management’s response.

Financial Reports and Disclosures: The Committee shall:

Review with management and the independent auditor the Company’s Form 10-K, including the Company’s annual audited financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and recommend for board approval the inclusion of the financial statements in the Form 10-K for filing with the Securities and Exchange Commission.

Discuss with management and the independent auditor the Company’s quarterly financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Discuss with management and the independent auditor the procedures employed to ensure compliance with Sarbanes-Oxley sections 302 and 404, including policies and procedures regarding adequacy of financial reporting and disclosure controls.

Prepare and approve the Audit Committee Report for the Company’s proxy statement.

Review with management and the independent auditor the earnings press releases.

Periodically discuss with management and the independent auditor policies regarding earnings releases, financial information and earnings guidance provided to analysts and rating agencies.

Compliance and Legal Matters: The Committee shall:

Review with the appropriate members of management the Company’s compliance program, material litigation and other legal matters as appropriate.

Review at least annually the Company’s Code of Conduct to ensure that it is adequate and up to date as it relates to financial responsibility.

Establish and review periodically procedures for:
  receipt, retention and treatment of complaints regarding the Company’s accounting, internal accounting controls and auditing matters;
  employees to submit confidentially and anonymously concerns regarding questionable accounting and auditing matters.
Discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints and any published reports that raise material issues regarding the Company’s financial statements, internal control over financial reporting, accounting policies or internal audit function.

Performance Evaluation and Charter Review: The Committee shall annually:

Conduct an annual performance assessment on the Committee in conjunction with the Nominating and Corporate Governance Committee, the results of which shall be reported to the full board by the Nominating and Corporate Governance Committee.

Review and reassess its charter in conjunction with the Nominating and Corporate Governance Committee and recommend any proposed changes to the full board for approval.

*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information

Haverty Furniture Companies, Inc.	Meeting Type: Annual
For holders as of: March 14, 2014
Date: May 12, 2014 Time: 10:00 a.m. ET
Location: Marriott SpringHill 120 East Redwood Street Baltimore, Maryland 21202

Haverty Furniture Companies, Inc. 780 Johnson Ferry Road Suite 800 Atlanta, GA 30342
You are receiving this communication because you hold share sin the company named above.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

- Before You Vote -
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
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Voting Items

The Board of Directors recommends a vote FOR its nominees.

Election of Directors
1. Election of Directors: Holders of Class A Common Stock
Nominees:
01) John T. Glover 05) Frank S. McGaughey, III
02) Rawson Havertys, Jr. 06) Clarence H. Smith
03) L. Phillip Humann 07) Al Trujillo
04) Mylle H. Mangum

2. Election of Directors: Holders of Common Stock
8) Terence F. McGuirk 10) Fred L. Schuermann
9) Vicki R. Palmer

The Board of Directors recommends a vote FOR the following proposals.

3. Approval of an advisory resolution regarding the compensation of our named executive officers.

4. Approval of the 2014 Long-Term Incentive Plan

5. Ratification of the Appointment of Ernst & Young LLP as Independent Auditor for 2014.

P R O X Y	HAVERTY FURNITURE COMPANIES, INC. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders to be held May 12, 2014

By signing this proxy you appoint Jenny Hill Parker and Dennis L. Fink, or either of them, proxies with full power of substitution to represent and vote all the shares you are entitled to vote as directed on the reverse side of this card on the specified proposal and, in their discretion, on any other business which may properly come before the Annual Meeting and all postponements and adjournments. The Annual Meeting will be held on May 12, 2014, at the Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland, at 10:00 A.M.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

Address Changes/ Comments:

(if you noted any Address Changes/comments above, please mark corresponding box on other side.)

SEE REVERSE SIDE

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HAVERTY FURNITURE COMPANIES, INC.
The Board of Directors recommends a vote FOR its nominees.

Election of Directors	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR its nominees.
1. Election of Directors: holders of Class A Common Stock
01) John T. Glover	05) Frank S. McGaughey, III
02) Rawson Haverty, Jr.	06) Clarence H. Smith
03) L. Phillip Humann	07) Al Trujillo
04) Mylle H. Mangum
2. Election of Directors: Holders of Common Stock
08) Terence F. McGuirk	10) Fred L. Schuermann
09) Vicki R. Palmer
The Board of Directors recommends a vote FOR the following proposal.

3. Approval of an advisory resolution regarding the compensation of our named executive officers.	For Against Abstain ☐ ☐ ☐
4. Approval of the 2014 Long-Term Incentive Plan	For Against Abstain ☐ ☐ ☐
5. Ratification of the Appointment of Ernst & Young LLP as Independent Auditor	For Against Abstain ☐ ☐ ☐

Please date and sign exactly as name(s) appear(s) hereon. When signing as an attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.

For address changes and/or comments, please check this box and write them on the back where indicated. [ ]

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date